                                                                    Exhibit 10.4
                                                           PA - ENTITY TRANSFERS


                         AGREEMENT OF PURCHASE AND SALE

                                      among

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                         a Delaware limited partnership

                                  ("PRENTISS"),

                       PRENTISS PROPERTIES LIMITED, INC.,
                             a Delaware corporation

                                     ("PPL")

                                       and

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                         a Delaware limited partnership

                                ("BRANDYWINE OP")
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS........................................................2
     1.1   Definitions........................................................2
ARTICLE II. PURCHASE AND SALE; DEPOSIT; PAYMENT OF PURCHASE PRICE;
STUDY PERIOD; ASSIGNMENTS SUBJECT TO EXISTING NOTES AND LIENS.................9
     2.1   Purchase and Sale..................................................9
     2.2   Payment of Purchase Price; Assignments Subject to Existing Notes
           and Liens..........................................................9
     2.3   Deposit...........................................................10
     2.4   Study Period......................................................11
ARTICLE III. PRENTISS' REPRESENTATIONS AND WARRANTIES........................15
     3.1   Organization and Power............................................15
     3.2   Authorization, Execution and Disclosure...........................16
     3.3   Non-contravention.................................................16
     3.4   No Special Taxes..................................................16
     3.5   Compliance with Existing Laws and Restrictive Covenants...........17
     3.6   Personal Property.................................................17
     3.7   Operating Agreements..............................................17
     3.8   Condemnation Proceedings; Roadways................................17
     3.9   Actions or Proceedings............................................18
     3.10  Bankruptcy........................................................18
     3.11  Hazardous Substances..............................................18
     3.12  Parties in Possession.............................................19
     3.13  Leases............................................................19
     3.14  Leased Property...................................................19
     3.15  No Unpaid Charges; Financial Statements...........................19
     3.16  Condition of Improvements.........................................20
     3.17  Access............................................................20
     3.18  No Commitments....................................................20
     3.19  None of the Partnerships nor Prentiss Is a "Foreign Person".......20
     3.20  Leasing Commissions...............................................20
     3.21  Other Agreements..................................................20
     3.22  Existing Secured Indebtedness.....................................21
     3.23  Employment on "At-Will" Basis.....................................21
     3.24  Additional Representations and Warranties with Respect to the Partnerships..................................................21
     3.25  Representations and Warranties of PPL.............................22
     3.26  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.....................23
ARTICLE IV. BRANDYWINE OP'S REPRESENTATIONS AND WARRANTIES...................25
     4.1   Organization and Power............................................25
     4.2   Non-contravention.................................................25
     4.3   Litigation........................................................25
     4.4   Bankruptcy........................................................25
     4.5   Authorization, Execution and Disclosure...........................25
ARTICLE V. CONDITIONS PRECEDENT..............................................26

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     5.1   As to Brandywine OP's Obligations.................................26
     5.2   As to Prentiss' Obligations.......................................27
ARTICLE VI. COVENANTS OF PRENTISS............................................28
     6.1   Operating Agreements..............................................28
     6.2   Warranties and Guaranties.........................................28
     6.3   Insurance.........................................................28
     6.4   Operation of Property Prior to Closing............................29
     6.5   No Marketing......................................................30
     6.6   Put/Call Agreement................................................31
     6.7   Tax Returns.......................................................31
     6.8   Ground Lessor Estoppels...........................................32
     6.9   Leased Property...................................................32
ARTICLE VII. CLOSING.........................................................32
     7.1   Closing...........................................................32
     7.2   Prentiss' Deliveries..............................................32
     7.3   Brandywine OP's Deliveries........................................35
     7.4   Mutual Deliveries.................................................35
     7.5   Closing Costs.....................................................35
     7.6   Revenue and Expense Allocations...................................36
     7.7   Delinquent Rents..................................................37
     7.8   Costs Associated with Certain Leasing Activities..................38
ARTICLE VIII. GENERAL PROVISIONS.............................................38
     8.1   Condemnation......................................................38
     8.2   Risk of Loss......................................................39
     8.3   Broker............................................................39
ARTICLE IX. LIABILITY OF BRANDYWINE OP; INDEMNIFICATION BY PRENTISS;
DEFAULT; TERMINATION RIGHTS..................................................40
     9.1   Liability of Brandywine OP........................................40
     9.2   Indemnification by Prentiss.......................................40
     9.3   Default by Prentiss/Failure of Conditions Precedent...............41
     9.4   Indemnification by Brandywine OP..................................42
     9.5   Default by Brandywine OP/Failure of Conditions Precedent..........42
     9.6   Costs and Attorneys' Fees.........................................42
     9.7   Limitation of Liability...........................................43
ARTICLE X. MISCELLANEOUS PROVISIONS..........................................43
     10.1  Completeness; Modification........................................43
     10.2  Assignments.......................................................43
     10.3  Successors and Assigns............................................43
     10.4  Days..............................................................43
     10.5  Governing Law.....................................................44
     10.6  Counterparts......................................................44
     10.7  Severability......................................................44
     10.8  Notices...........................................................44
     10.9  Escrow Agent......................................................45
     10.10 Incorporation by Reference........................................45
     10.11 Survival..........................................................45

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     10.12 Further Assurances................................................46
     10.13 No Partnership....................................................46
     10.14 Time of Essence...................................................46
     10.15 Signatory Exculpation.............................................46
     10.16 Rules of Construction.............................................46
     10.17 SEC Reporting (8-K) Requirements..................................47


EXHIBITS
Exhibit A -       Land
Exhibit B -       Description of Ground Leases
Exhibit C -       Tenant's Estoppel Certificate
Exhibit D -       Excluded Tangible Personal Property
Exhibit E -       Existing Notes and Existing Liens
Exhibit F -       Form of Lender Estoppel Certificate
Exhibit G -       Form of Amended and Restated Partnership
Exhibit H -       Capital Accounts of Prentiss in the Partnerships

SCHEDULES
Schedule 3.7      Operating Agreements
Schedule 3.13     Rent Roll and Accounts Receivable Report
Schedule 3.20     Outstanding Leasing Commissions
Schedule 6.4(g)   Approved New Leases
Schedule 6.6      Allocation of Aggregate Price among Retained Interests

                                      iii
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                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE (this "AGREEMENT") is made as of this ____ day of March, 2001, among PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("PRENTISS"), PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation ("PPL") and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BRANDYWINE OP").


                             R E C I T A T I O N S:

     A. 111 Arrandale Boulevard Associates, L.P. ("111 ARRANDALE") is the owner of a fee estate located in the Commonwealth of Pennsylvania that is identified as the 111 Arrandale Land on EXHIBIT A attached hereto (the "111 ARRANDALE LAND"), 440 Creamery Way Associates, L.P. ("440 CREAMERY WAY") is the owner of a fee estate located in the Commonwealth of Pennsylvania that is identified as the 440 Creamery Way Land on EXHIBIT A attached hereto (the "440 CREAMERY WAY LAND"), 442 Creamery Way Associates, L.P. ("442 CREAMERY WAY") is the owner of a fee estate located in the Commonwealth of Pennsylvania that is identified as the 442 Creamery Way Land on EXHIBIT A attached hereto (the "442 CREAMERY WAY LAND"), 481 John Young Way Associates, L.P. ("481 JOHN YOUNG") is the owner of a fee estate located in the Commonwealth of Pennsylvania that is identified as the 481 John Young Land on EXHIBIT A attached hereto (the "481 JOHN YOUNG LAND"), and 100 Arrandale Boulevard Associates, L.P. ("100 ARRANDALE") is the owner of a fee estate located in the Commonwealth of Pennsylvania that is identified as the 100 Arrandale Land on EXHIBIT A attached hereto (the "100 ARRANDALE LAND").

     B. Southpoint Land Holdings, Inc. ("SOUTHPOINT INC.") is the ground lessor under the ground leases identified on EXHIBIT B attached hereto as the Southpoint Ground Leases, and Valleybrooke Land Holdings, Inc. ("VALLEYBROOKE INC.") is the ground lessor under the ground leases identified on EXHIBIT B attached hereto as the Valleybrooke Ground Leases.

     C. Prentiss owns an eighty-eight percent (88%) limited partnership interest and a one percent (1%) general partnership interest in each of 111 Arrandale, 100 Arrandale, 440 Creamery Way, 442 Creamery Way, and 481 John Young (which interests are referred to in the Partnership Agreements (as hereinafter defined) as the "CAPITAL PERCENTAGE INTERESTS"). In addition, Prentiss owns a ninety-nine percent (99%) "Profit Percentage Interest" in each of 111 Arrandale, 100 Arrandale, 440 Creamery Way, 442 Creamery Way and 481 John Young.

     D. PPL owns 89 of the 100 outstanding shares of common stock in each of Southpoint Inc. and Valleybrooke Inc., and PPL has the right to require that the holders of the remaining 11 shares of outstanding common stock in each of Southpoint Inc. and Valleybrooke Inc. sell such shares to PPL upon demand pursuant to a Put and Call Option Agreement for Remaining Shares dated as of October 22, 1997 (the "OPTION AGREEMENT") among PPL, Henry C. Gulbrandsen, Jr., Peter O. Hausman and Timothy J. Weber (Gulbrandsen, Hausman and Weber are collectively called the "SHAREHOLDERS").

     E. Brandywine OP (or its designee) is desirous of acquiring (i) from Prentiss certain of Prentiss' partnership interests in 111 Arrandale, 100 Arrandale, 440 Creamery Way,

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442 Creamery Way and 481 John Young, and (ii) from PPL 78 shares of common stock in each of Southpoint Inc. and Valleybrooke Inc., and Prentiss and PPL are desirous of transferring such partnership interests and common stock to Brandywine OP (or its designee), for the Purchase Price and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:


                                   ARTICLE I.
                                   DEFINITIONS

     1.1   DEFINITIONS. The following terms shall have the indicated meanings:

           "ACT OF BANKRUPTCY" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of ninety
(90) consecutive days; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) consecutive days.

           "ADDITIONAL RETAINED INTERESTS" shall mean the entire right, title and interest of each of Gorman and Knauer in each of the Partnerships (which interest, in aggregate, is comprised of an eleven percent [11%] Capital Percentage Interest and a one percent [1%] Profit Percentage Interest in each of the Partnerships).

           "AMENDED AND RESTATED PARTNERSHIP AGREEMENTS" shall mean the amended and restated limited partnership agreements of each of the Partnerships that shall be executed by Prentiss and Brandywine OP upon the assignment by Knauer and Gorman to Brandywine OP of

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their respective 5.5% limited partnership interests in each of the Partnerships, which Amended and Restated Partnership Agreements shall be generally in the form of Exhibit G hereto.

           "APPLICABLE LAWS" shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority or of any insurance boards of underwriters (or other body exercising similar functions), or any restrictive covenants or deed restrictions affecting the Property or the ownership, operation, use, maintenance or condition thereof.

           "ASSIGNED PARTNERSHIP INTERESTS" shall mean (a) a seventy-eight percent (78%) Capital Percentage Interest (comprised of the entire one percent (1%) Capital Percentage Interest owned by Prentiss as a general partner and a seventy-seven percent (77%) Capital Percentage Interest owned by Prentiss as a limited partner) and (b) a ninety-eight percent (98%) Profit Percentage Interest (comprised of the entire one percent (1%) Profit Percentage Interest owned by Prentiss as a general partner and a ninety-seven percent (97%) Profit Percentage Interest owned by Prentiss as a limited partner), in each of the Partnerships.

           "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean one or more agreements whereby, subject to the allocation provisions in SECTION 7.8 hereof,
(a) Prentiss (1) assigns all of Prentiss' right, title and interest in and to the Intangible Personal Property, to the extent assignable, and (2) indemnifies, defends and holds Brandywine OP, the Partnerships and their respective agents, employees, officers, partners, directors, shareholders and contractors harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under the Assumed Operating Agreements before the Closing Date; and (b) Brandywine OP indemnifies, defends and holds Prentiss harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under the Assumed Operating Agreements after the Closing Date.

           "ASSIGNMENT OF LEASES" shall mean the agreement whereby, subject to the allocation provisions in SECTION 7.8 hereof, (a) Prentiss indemnifies, defends and holds Brandywine OP, the Partnerships and their respective agents, employees, officers, partners, directors, shareholders and contractors harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Leases before the Closing Date; and (b) Brandywine OP indemnifies, defends and holds Prentiss harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Leases after the Closing Date.

           "ASSIGNMENT OF PARTNERSHIP INTERESTS" shall mean one or more assignment and assumption agreements whereby (a) Prentiss assigns to Brandywine OP (or its designee), all of Prentiss' right, title and interest in and to the Assigned Partnership Interests free of liens and encumbrances, (b) Brandywine OP assumes all of Prentiss' right, title and interests in and to the Assigned Partnership Interests and indemnifies, defends and holds Prentiss and its agents, employees, officers, directors and shareholders harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions relating to the Assigned Partnership Interests or the Partnerships after the Closing Date, and (c) Prentiss indemnifies, defends and holds Brandywine OP and its agents, employees, officers, partners, directors and shareholders harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions relating to the Assigned Partnership Interests or the Partnerships accruing before the Closing Date.

           "ASSUMED OPERATING AGREEMENTS" shall mean the Operating Agreements listed on SCHEDULE 3.7 hereto which are not to be terminated pursuant to the last sentence of SECTION 3.7 hereof..

           "AUTHORIZATIONS" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or officer, any owners association created pursuant to deed restrictions affecting the Real Property or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.

           "BRANDYWINE OP" shall mean Brandywine Operating Partnership, L.P., a Delaware limited partnership.

           "BRANDYWINE OP'S OBJECTIONS" shall mean the objections defined as such in SECTION 2.4(d) hereof.

           "BRANDYWINE OP'S ORGANIZATIONAL DOCUMENTS" shall mean the organizational documents and all amendments thereto of Brandywine OP.

           "CAPITAL PERCENTAGE INTERESTS" shall have the meaning ascribed to such term in the applicable Partnership Agreements.

           "CLOSING" shall mean the Closing of the purchase and sale of the Assigned Partnership Interests and Purchased Stock pursuant to this Agreement and shall be deemed to occur on the Closing Date.

           "CLOSING DATE" shall mean the date on which the Closing occurs.

           "CLOSING DOCUMENTS" shall mean the documents defined as such in
Section 7.1 hereof.

           "CORPORATIONS" shall mean Southpoint Inc. and Valleybrooke Inc.

           "DEPOSIT" shall mean all amounts deposited from time to time with Escrow Agent by Brandywine OP pursuant to SECTION 2.3 hereof, plus all interest or other earnings that may accrue thereon. All cash Deposits shall be invested by Escrow Agent in a commercial bank or banks acceptable to Brandywine OP at money market rates, or in such other investments as shall be approved in writing by Prentiss and Brandywine OP. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement.

           "ENVIRONMENTAL DAMAGES" shall mean all third-party claims, judgments, damages, losses, penalties, fines, liabilities (including, without limitation, punitive damages and strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, attorneys' fees and disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate from the Property, or as a result of the existence of a violation of Environmental Requirements pertaining to the Property.

           "ENVIRONMENTAL REQUIREMENTS" shall mean (i) all applicable statutes, regulations, rules, policies, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities, and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case of (i) and (ii) relating to the protection of human health or the environment from Hazardous Materials and health and safety of employees or the public from Hazardous Materials, including, without limitation, all requirements thereof pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

           "ESCROW AGENT" shall mean Chicago Title Insurance Company, whose address is 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention: Ellen Schwab.

           "EXISTING LIENS" shall mean the deed(s) of trust, mortgage(s), assignments of leases, indemnities, loan agreements and other security instruments securing, evidencing or executed in connection with the Existing Notes described on EXHIBIT E hereto.

           "EXISTING NOTES" shall mean the promissory notes described on EXHIBIT E hereto.

           "FIRPTA CERTIFICATES" shall mean the affidavit of Prentiss and PPL under Section 1445 of the Internal Revenue Code, as amended, certifying that neither Prentiss nor PPL is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder), in form and substance satisfactory to Brandywine OP.

           "GORMAN" shall mean James J. Gorman, the holder of a 5.5% limited partnership interest in each of the Partnerships.

           "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them.

           "GROUND LEASE" shall mean each existing ground lease, and all amendments thereto, under which Prentiss leases the Leasehold Estate Land, as identified on EXHIBIT A-2 hereto.

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

           "GROUND LESSOR" shall mean each ground lessor under each Ground Lease, which Ground Lessor shall mean and include each of Southpoint Inc. and Valleybrooke Inc.

           "HAZARDOUS MATERIALS" shall mean any chemical substance: (i) which is or becomes defined as a "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE," "HAZARDOUS MATERIAL," "POLLUTANT," "CONTAMINANT," or "TOXIC," "EXPLOSIVE," "CORROSIVE," "FLAMMABLE," "INFECTIOUS," "RADIOACTIVE," "CARCINOGENIC," or "MUTAGENIC" material under any law, regulation, rule, order, or other authority of the federal, state or local governments, or any agency, department, commission, board, or instrumentality thereof, regarding the protection of human health or the environment from such chemical substances including, but not limited to, the following federal laws and their amendments, analogous state and local laws, and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act, including, without limitation, asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof); (ii) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; (iii) without limitation, which contains asbestos-containing materials or urea formaldehyde foam insulation; or
(iv) without limitation, radon gas; provided, however, the term "HAZARDOUS MATERIALS" shall not include de minimis quantities of substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with Environmental Requirements.

           "IMPROVEMENTS" shall mean all buildings, improvements, fixtures and other items of real estate located on the various Parcels.

           "INSURANCE POLICIES" shall mean all policies of insurance maintained by or on behalf of Prentiss, the Partnerships or the Corporations pertaining to the Property, its operation, or any part thereof.

           "INTANGIBLE PERSONAL PROPERTY" shall mean all intangible personal property owned or possessed by Prentiss, the Partnerships or the Corporations and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, (1) Prentiss', the Partnerships' or the Corporations' exclusive right to use any trade names associated with the Property and all variations thereof (other than variants of Prentiss' legal name, all rights to which shall be retained by Prentiss), (2) the Authorizations, (3) escrow accounts (subject to the provisions of Section
7.6 hereof), utility and development rights and privileges, general intangibles, business records, plans and specifications pertaining to the Real Property and the Personal Property, and (4) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway.

           "KNAUER" shall mean Christopher Knauer, the holder of a 5.5% limited partnership interest in each of the Partnerships.

           "LAND" shall mean those certain parcels of real estate lying and being in the Commonwealth of Pennsylvania, as more particularly described on EXHIBIT A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Prentiss, the Partnerships or the Corporations therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

           "LEASED PROPERTY" shall mean all leased items of personal property.

           "LEASES" shall mean all leases, tenancies and other rights of occupancy or use for any portion of the Real Property and leasehold estate, together with any and all amendments thereto; provided, the Leases shall not include any Ground Lease.

           "NOTE" shall mean a full recourse unsecured promissory note executed by Brandywine OP, payable to Prentiss, bearing interest at the rate of 9.22% per annum, payable interest only quarterly, with the first installment of interest being payable on the first day of the calendar month that is three (3) full calendar months following the Closing Date and continuing on the first day of each quarter-annual anniversary of such date thereafter, and the entire principal balance of and all accrued interest on the Note shall be due and payable on the date that is three (3) years and one (1) day following the Closing Date. The principal balance of the Note shall be equal to seventy-eight percent (78%) of the amount by which the Purchase Price exceeds the outstanding principal balance of the Existing Notes on the Closing Date.

           "OPERATING AGREEMENTS" shall mean all management, service, supply and maintenance contracts, if any, in effect with respect to the Property and all other contracts (other than the Leases) that affect the Property or are otherwise related to the construction, ownership, operation, occupancy or maintenance of the Property.

           "OWNER'S TITLE POLICY" shall mean an owner's policy of title insurance for the Fee Estate Land and a leasehold policy of title insurance for the Leasehold Estate Land issued to the Partnership by the Title Company, pursuant to which the Title Company insures Brandywine OP's ownership of fee simple title to the Fee Estate Land and leasehold title to the Leasehold Estate Land subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure the Partnership in the aggregate amount of the Purchase Price and shall be acceptable in form and substance to Brandywine OP. Brandywine OP may require such deletions of standard exceptions and such title endorsements as are legally available and customarily required by institutional investors purchasing property comparable to the Property in each State where the Property is situated. The description of the Land in the Owner's Title Policy shall be by courses and distances or by reference to a legal, subdivided lot and shall be identical to the description shown on the Survey.

           "PARCEL" shall mean each individual tract of the Land described on EXHIBIT A hereto.

           "PARTNERSHIP AGREEMENTS" shall mean the limited partnership agreements, as amended, creating the Partnerships.

           "PARTNERSHIPS" shall mean 111 Arrandale, 100 Arrandale, 440 Creamery Way, 442 Creamery Way and 481 John Young.

           "PERMITTED TITLE EXCEPTIONS" shall mean the Existing Liens, Existing Notes and those exceptions to title to the Real Property that are satisfactory to Brandywine OP as determined pursuant to SECTION 2.4(d) hereof.

           "PERSONAL PROPERTY" shall mean collectively the Tangible Personal Property and the Intangible Personal Property.

           "PRENTISS' ORGANIZATIONAL DOCUMENTS" shall mean the organizational documents and all amendments thereto of Prentiss.

           "PROFIT PERCENTAGE INTEREST" shall have the meaning ascribed to such term in the applicable Partnership Agreements.

           "PROPERTY" shall mean collectively the Real Property and the Personal Property.

           "PURCHASED STOCK" shall mean seventy-eight (78) shares of common stock in each of Southpoint Inc. and Valleybrooke Inc. to be sold by PPL to Brandywine OP (or its designee) on the Closing Date.

           "PURCHASE PRICE" shall mean $20,104,512.00 payable in the manner described in SECTION 2.2 hereof.

           "REAL PROPERTY" shall mean the Land and the Improvements.

           "RENT ROLL" shall have the meaning ascribed to such term in SECTION 2.4(b)(2) of this Agreement.

           "RETAINED INTERESTS" shall mean all right, title and interest to be retained by Prentiss in each of the Partnerships other than the Assigned Partnership Interests (which interest is comprised of an eleven percent [11%] Capital Percentage Interest and a one percent [1%] Profit Percentage Interest) and the eleven (11) shares of common stock to be retained by PPL in each of Southpoint Inc. and Valleybrooke Inc.

           "STUDY PERIOD" shall mean the period commencing on the date this Agreement has been fully executed and delivered by all parties hereto, and continuing through February 16, 2001. Except as expressly noted herein to the contrary, time periods herein referred to shall mean the time periods as in effect, from time to time, at Dallas, Texas.

           "SUBMISSION MATTERS" shall mean all items Prentiss is required to deliver to Prentiss pursuant to SECTION 2.4(b) hereof.

           "SURVEY" shall mean the survey defined as such in and prepared pursuant to SECTION 2.4(d) hereof.

           "TANGIBLE PERSONAL PROPERTY" shall mean the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery and other personal property of every kind and nature located on or used or useful in the ownership and operation of the Property and owned by Prentiss, the Partnerships or the Corporations, including, without limitation, Prentiss', the Partnerships' or the Corporations' interest as lessee with respect to any such Tangible Personal Property, other than (a) the items of personal property identified on EXHIBIT D hereto, and (b) the Leased Property.

           "TITLE COMMITMENT" shall mean the title commitment and exception documents defined as such in SECTION 2.4(d) hereof.

           "TITLE COMPANY" shall mean Fidelity National Title Insurance Company or other title insurance underwriter selected by Brandywine OP.

           "UCC REPORTS" shall mean the reports defined as such in SECTION 2.4(d) hereof.

           "UTILITIES" shall mean public sanitary and storm sewers, natural gas (if any), telephone, public water facilities, electrical facilities and all other utility facilities and services (if any) necessary or appropriate for the operation and occupancy of the Property as an office building.

           "WARRANTIES AND GUARANTIES" shall mean all warranties and guaranties relating to the Improvements, or the Tangible Personal Property or any part thereof.


                                  ARTICLE II.
             PURCHASE AND SALE; DEPOSIT; PAYMENT OF PURCHASE PRICE;
          STUDY PERIOD; ASSIGNMENTS SUBJECT TO EXISTING NOTES AND LIENS

     2.1 PURCHASE AND SALE. On the Closing Date, Prentiss agrees to sell the Assigned Partnership Interests free and clear of all liens and encumbrances, PPL agrees to sell the Purchased Stock free and clear of liens and encumbrances and Brandywine OP agrees to purchase the Assigned Partnership Interests and Purchased Stock in accordance with and subject to the other terms and conditions set forth herein.

     2.2 PAYMENT OF PURCHASE PRICE; ASSIGNMENTS SUBJECT TO EXISTING NOTES AND LIENS. The Purchase Price shall be paid to Prentiss and PPL in the following manner:

           (a) Brandywine OP shall receive a credit against the Purchase Price in an amount equal to the cash Deposit.

           (b) Brandywine OP shall acknowledge and agree that the Property is subject to the unpaid balances of the Existing Notes payable to the lienholders described in EXHIBIT E hereto having approximate unpaid principal balances in the amounts specified in EXHIBIT E, and subject to the obligations contained in the Existing Liens. Notwithstanding the foregoing, (i) to the extent that any of the Existing Notes or Existing Liens (or the loan documents executed in connection therewith) create personal liability for specified acts, omissions or occurrences (such acts, omissions or occurrences being referred to as "CARVE-OUT ACTIVITIES") and the associated personal liability being referred to as "CARVE-OUT LIABILITY"), (A) Brandywine OP shall, if

Closing occurs, be responsible for any such Carve-Out Liability attributable to Carve-Out Activities accruing and occurring from and after the Closing Date, and shall and does hereby indemnify and hold Prentiss harmless with respect thereto, and (B) Prentiss shall and does hereby indemnify and hold Brandywine OP harmless with respect to Carve-Out Liability attributable to Carve-Out Activities accruing or occurring prior to the Closing Date. If permitted by the holders of the Existing Notes, Prentiss shall be released from all Carve-Out Liability under the Existing Notes and Liens and Brandywine OP shall execute such documents as the holders of the Existing Notes may require to evidence the assumption by Brandywine OP of the Carve-Out Liability. If permitted by any holder of an Existing Note, Prentiss shall be released from all Carve-Out Liability under such Existing Note and Existing Liens securing payment of such existing Note, and Brandywine OP shall execute such documents as the holder of any such Existing Note may reasonably require to evidence the assumption by Brandywine OP of the Carve-Out Liability attributable to Carve-Out Activities of Brandywine OP or any of the Partnerships or Corporations accruing and occurring from and after the Closing Date. The provisions of this SECTION 2.2(b) shall survive the Closing.

           (c) Brandywine OP shall pay the amount by which the Purchase Price exceeds the sum of (a) the cash Deposit, plus (b) the outstanding principal balance of the Existing Notes on the Closing Date, as adjusted in the manner specified in ARTICLE VII and as set forth below, to Prentiss at Closing by executing and delivering the Note to Prentiss. Brandywine OP shall receive a credit against the Purchase Price in an amount equal to the outstanding principal balance of the Existing Notes on the Closing Date. The Purchase Price shall be allocated among Assigned Partnership Interests and Purchased Stock in a manner to be agreed upon by Prentiss, PPL and Brandywine OP on or before the Closing Date.

     2.3 DEPOSIT. Within three (3) days after the execution hereof by both Prentiss and Brandywine OP and as a condition precedent to the effectiveness of this Agreement, Brandywine OP shall deliver to Escrow Agent a wire transfer or check (a) in the sum of Fifty Dollars ($50.00) (the "INDEPENDENT CONSIDERATION"), payable to the order of Prentiss representing the Independent Consideration for Prentiss' execution of this Agreement (which check or the proceeds of which wire transfer shall thereafter be delivered by Escrow Agent to Prentiss), and (b) the sum of $100,000.00 (the proceeds of which wire transfer or check Escrow Agent shall deposit and invest in an interest bearing account at a financial institution acceptable to Brandywine OP or as otherwise agreed to in writing by Prentiss and Brandywine OP). The proceeds of the wire transfer or check are referred to herein as the "DEPOSIT" and Escrow Agent shall hold and invest the Deposit pursuant to the terms, conditions and provisions of this Agreement. All accrued interest on the Deposit shall become part of the Deposit. The Deposit (regardless of whether it is the proceeds of a wire transfer or check) shall be either (a) returned to Brandywine OP pursuant hereto, or (b) paid to Prentiss pursuant hereto. For purposes of reporting earned interest with respect to the Deposit, Prentiss' Federal Tax Identification Number is 75-2672997, and Brandywine OP's Federal Tax Identification Number is 23-2862640.

     2.4   STUDY PERIOD.

           (a) Brandywine OP and its agents, contractors and duly authorized representatives shall have the right, until 5:00 p.m., Dallas, Texas time on the last day of the Study Period, and thereafter unless, as provided below, Brandywine OP notifies Prentiss in writing prior to the expiration of the Study Period that Brandywine OP has elected to terminate this Agreement, to enter upon the Real Property and to perform, at Brandywine OP's expense, such economic, surveying, engineering, topographic, environmental, marketing and other tests, studies and investigations as Brandywine OP may deem appropriate. If such tests, studies and investigations do not warrant, in Brandywine OP's sole, absolute and unreviewable discretion, the acquisition of the Assigned Partnership Interests and the Purchased Stock for the purposes contemplated by Brandywine OP, then Brandywine OP may elect not to proceed with this transaction and shall notify Prentiss and Escrow Agent, in writing prior to the expiration of the Study Period, that Brandywine OP has elected to terminate this Agreement, in which event this Agreement automatically shall terminate, the Deposit shall be promptly returned to Brandywine OP and Brandywine OP, Prentiss and PPL shall be released from all further liability or obligation hereunder except those which expressly survive a termination of this Agreement. If Brandywine OP does not so notify Prentiss of its determination to terminate this Agreement prior to the expiration of the Study Period, then Brandywine OP shall be deemed to have waived its right to terminate this Agreement pursuant to this SECTION 2.4.

           (b) Prentiss has delivered or made available at the Property the following to Brandywine OP:

               (1) Copies of all Leases in effect as of the date of this Agreement, together with, to the extent in Prentiss' possession or reasonably available to Prentiss, copies of all correspondence received from or sent to tenants of the Property.

               (2) a Rent Roll (herein so called) certificate (with current rent roll and accounts receivable report attached) for the Property containing the following information with respect to each Lease: (i) a description of the space occupied thereby (including square feet, type of space, floor and tenant's pro rata share of common elements),
           (ii) tenant's name, (iii) the commencement date and expiration date thereof, (iv) the rental rate per square foot, (v) the amount of fixed monthly rental, (vi) the amount of any percentage or other additional rental and/or common area maintenance, tax, insurance and operating expenses and any other charges payable thereunder and, if applicable, the base year used in each Lease, (vii) the amount of any prepayment in rental, (viii) the amount of the security deposit or any other deposit thereunder, (ix) any free rent, concessions, rebates, refunds, refurbishment allowances or other inducements which any tenant will be entitled to receive after December 31, 2000 (including, without limitation, any of the foregoing that may be payable in connection with renewals, extensions or expansions expressly contemplated in any of such Leases), (x) any options provided thereunder, including, without limitation, any renewal options, expansion options, purchase options and rights of first refusal and (xi) delinquency in rental or other charges set forth in the attached accounts receivable report.

               (3) To the extent in Prentiss' possession or reasonably available to Prentiss, copies of all Authorizations including, without limitation, all certificates of occupancy, permits, authorizations, approvals (including drawings and enacting ordinances, if any), special exceptions, variances, and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property. For the purpose of this Agreement any Submission Matters in the possession of Prentiss or Prentiss' management company shall be deemed to be "reasonably available to Prentiss."

               (4) To the extent in Prentiss' possession or reasonably available to Prentiss: (X) operating statements showing all income and expenses, profits and losses of the Property for the previous three (3) calendar years, which shall reflect (i) ad valorem taxes for the City, County and State or Commonwealth; (ii) expenses incurred for such period for water, electricity, natural gas and other utility charges; (iii) other operating expenses; (iv) total rents collected from tenants for such periods; and (v) other revenue collected and nature of such revenue; and (Y) financial statements for the Property for the previous three (3) calendar years, including, if available, the reports of accountants thereon.

               (5) Operating and capital expenditure budgets for the current calendar year and, to the extent in Prentiss' possession or reasonably available to Prentiss, for the previous three (3) calendar years.

               (6) All existing surveys and title policies for the Property that are reasonably available to Prentiss.

               (7) A complete list of all Operating Agreements and leasing commission agreements relating to the Property in effect as of the date of this Agreement and complete copies of all such Operating Agreements and leasing commission agreements.

               (8)  A complete list of all Tangible Personal Property.

               (9) To the extent in Prentiss' possession or reasonably available to Prentiss, any information in Prentiss' possession or reasonably available to Prentiss regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

               (10) A complete list of all Warranties and Guaranties in effect as of the date of this Agreement and complete copies of all such Warranties and Guaranties.

               (11) Copies of all soil tests, structural engineering tests, inspection reports, asbestos surveys, masonry tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or reports, market studies and site plans related to the Property in Prentiss' possession or reasonably available to Prentiss, together with copies of any and all correspondence, reports and other written documentation regarding the environmental aspects of the property or any toxic substances or equipment affecting or related to the Property.

               (12) If in Prentiss' possession or reasonably available to Prentiss, copies of complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property.

               (13) If in Prentiss' possession or reasonably available to Prentiss, copies of as-built plans and specifications for the Property.

               (14) Parking, structural, mechanical or other engineering reports or studies related to the Property, if any, in Prentiss' possession or reasonably available to Prentiss.

               (15) To the extent in the possession of Prentiss or any affiliate of Prentiss or Prentiss' property manager, copies of credit reports and financial information on all tenants in possession of any of the Property and of any guarantors of such tenants' obligations.

               (16) Copies of all approvals from any owners associations having jurisdiction over the Real Property and copies of all correspondence from any such owners association.

               (17) Copies of the Existing Notes, Existing Liens and copies of any uncured notices of default or event of default from the holder(s) of the Existing Notes.

               (18) A copy of each Ground Lease, and all amendments thereto.

               (19) Copies of the Partnership Agreements and the organizational documents and minute books of each of Southpoint Inc. and Valleybrooke Inc., and financial statements and tax returns for each of the Partnerships, Southpoint Inc. and Valleybrooke Inc. for the years 1998, 1999 and 2000, to the extent reasonably available to Prentiss.

               (20) Copies of all Insurance Policies in effect, together with the name and telephone number of either a contact person at each insurance company or the insurance broker involved with the issuance of the Insurance Policies.

     Any reference to a document or information being in the possession of Prentiss or similar phrase shall be construed to include documents or information currently in the possession of any of the Partnerships or Corporations.

     During the Study Period and thereafter until the Closing, Prentiss shall make available to Brandywine OP, copies of all materials, correspondence, books, records, financial statements, operating statements and any and all other materials or information relating to the Partnerships, Southpoint Inc., Valleybrooke Inc. and the Property which come into Prentiss' possession or control or are otherwise reasonably available to Prentiss from and after the date on which the Submission Matters were delivered to Brandywine OP.

     Notwithstanding anything herein to the contrary, although Brandywine OP has not received all of the deliveries described in this SECTION 2.4(b), Brandywine OP has completed its feasibility study pursuant to SECTION 2.4(a) but reserves the right to require, and Prentiss hereby agrees to deliver, to the extent reasonably available to it, any item described in SECTION 2.4(b) not previously delivered at any time during the period expiring six (6) months after the Closing Date, which agreement shall survive the Closing Date for such six (6) month period.

           (c) Brandywine OP shall indemnify and defend Prentiss against any loss, damage or claim for personal injury or property damage (including reasonable attorney's fees) arising from the entry upon the Property pursuant to this Section 2.4 by Brandywine OP or any agents, contractors or employees of Brandywine OP. Brandywine OP, at its own expense, shall restore any damage to the Property caused by any of the tests or studies made by Brandywine OP. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

           (d) On or before 5:00 p.m. Dallas, Texas time on the date that is five (5) days after the date of this Agreement, Prentiss shall deliver to Brandywine OP, at Prentiss' sole cost and expense, the most recent Surveys of the Land and the Improvements for all of the Land and Improvements which constitute the Property, which are in the possession of Prentiss. Such Surveys shall have been prepared by a Surveyor(s) licensed to practice in the State where the Property is located. During the Study Period, Brandywine OP shall have the right to update such Surveys, at Brandywine OP's sole cost. On or before the Closing Date, Brandywine OP shall cause the Title Company to furnish to Brandywine OP, at Prentiss' sole cost and expense, (i) a title insurance commitment bearing an effective date subsequent to the date of this Agreement issued by the Title Company covering the Real Property, binding the Title Company to issue a ALTA Form Owner's Policy of Title Insurance, showing title to be held currently by the Partnerships in a good, indefeasible and insurable condition, together with legible copies of all documents identified in such title insurance commitment as exceptions to title certified as true and complete by the Title Company (collectively, the "TITLE COMMITMENT"), and (ii) reports of searches of the Uniform Commercial Code records of both the county and State in which the Property is located (collectively, the "UCC REPORTS") with respect to the state of title to the Property. Prior to the expiration of the Study Period, Brandywine OP shall notify Prentiss of any matters shown on the Survey or identified in the Title Commitment or the UCC Reports that Brandywine OP is unwilling to accept (collectively, "BRANDYWINE OP'S OBJECTIONS"); however, Brandywine OP may not object to any Ground Lease, the Existing Notes and Existing Liens. If any of Brandywine OP's Objections consist of delinquent taxes, mortgages, deeds of trust, security agreements, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, notwithstanding anything herein to the contrary, Prentiss shall be obligated to pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure over such Brandywine OP's Objections) any such Brandywine OP's Objections and Escrow Agent is authorized to pay and discharge at Closing such Brandywine OP's Objections to the extent not paid and discharged or bonded against at Closing. Prentiss shall not be obligated to incur any expenses to cure any non-monetary Brandywine OP's Objections (including, without limitation, any lis pendens filed against the Property) unless Prentiss agrees to cure such non-monetary Brandywine OP's Objections as hereinafter provided. Prentiss shall notify Brandywine OP on or before the Closing Date whether Prentiss agrees to cure such non-monetary Brandywine OP's Objections. If Prentiss notifies Brandywine OP in writing on or before the Closing Date that Prentiss agrees to cure such non-monetary Brandywine OP's Objections, Prentiss shall correct such non-monetary Brandywine OP's Objections on or before the Closing Date to the reasonable satisfaction of Brandywine OP. If Prentiss does not notify Brandywine OP on or before the Closing Date of its agreement to cure such non-monetary Brandywine OP's Objections, Prentiss shall be deemed to have elected not to cure such non-monetary Brandywine OP's Objections, and Brandywine OP shall elect (1) to waive such non-monetary Brandywine OP's Objections or

(2) to terminate this Agreement, in which case the Deposit shall be promptly returned to Brandywine OP and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement. Prentiss shall not, after the date of this Agreement, permit the Partnerships to subject the Real Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Brandywine OP's prior written consent. The Existing Notes, Existing Liens, each Ground Lease and all title matters revealed by the Title Commitment, UCC Reports and Survey and not objected to by Brandywine OP as provided above (other than those rendering title defeasible and delinquent taxes, mortgages, deeds of trust, security agreements and other liens and charges that are to be paid at Closing or bonded against as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Brandywine OP shall not be required to close the transactions described in this Agreement if title to the Real Property on the Closing Date is subject to any matters which (i) may arise subsequent to the effective date of the Title Commitment, UCC Reports and Survey examined by Brandywine OP during the Study Period and (ii) impairs title to any portion of the Property and will not be released or bonded against on or before the Closing Date. If a title exception is disclosed by the Title Company which was not shown in the Title Commitment or Survey and was not the result of any of the Partnerships' acts or omissions, then, unless Prentiss notifies Brandywine OP in writing by the Closing Date that Prentiss agrees to take such action as may be necessary to release such title exception on or before the Closing Date, Brandywine OP may
(i) terminate this Agreement by written notice to Prentiss, in which event the Deposit shall be promptly returned to Brandywine OP and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (ii) waive its objections to such title exception and consummate the transactions contemplated herein.


                                  ARTICLE III.
                    PRENTISS' REPRESENTATIONS AND WARRANTIES

     To induce Brandywine OP to enter into this Agreement and to acquire the Assigned Partnership Interests, Prentiss makes the following representations and warranties with respect to the Property, the Partnerships and the Corporations, as applicable, upon each of which Prentiss acknowledges and agrees that Brandywine OP is entitled to rely and has relied:

     3.1 ORGANIZATION AND POWER. Prentiss is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business in the Commonwealth of Pennsylvania and State of Delaware, and has all requisite powers and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Prentiss hereunder. PPL is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite powers and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of PPL hereunder.

     3.2 AUTHORIZATION, EXECUTION AND DISCLOSURE. This Agreement has been duly authorized by all necessary action on the part of Prentiss and PPL, has been duly executed and delivered by Prentiss and PPL, constitutes the valid and binding agreement of Prentiss and PPL and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. Except for the consents of the holders of the Existing Notes, there is no other person or entity who has an ownership interest in the Property, the Partnerships or the Corporations or whose consent is required in connection with Prentiss' or PPL's performance of its obligations hereunder which has not been obtained. The person executing this Agreement on behalf of Prentiss and PPL has the authority to do so. Neither Prentiss nor PPL has or will intentionally conceal any information regarding the Partnerships, the Corporations or the Property.

     3.3 NON-CONTRAVENTION. The execution and delivery of, and the performance by Prentiss of its obligations under, this Agreement do not and will not (a) contravene, or constitute a default under, any provision of (i) Prentiss' Organizational Documents, the articles of incorporations and bylaws of PPL, the articles of incorporation and bylaws of the Corporations, or any of the Partnership Agreements, (ii) applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Prentiss or to which the Property is subject, the result of which could have a material adverse effect on either the value of the Property or Prentiss' ability to assign the Assigned Partnership Interests to Brandywine OP (or its designee) and/or Prentiss' ability to perform its obligations under this Agreement, or PPL's ability to transfer the Purchased Stock to Brandywine OP (or its designee) and or PPL's ability to perform its obligations under this Agreement, or (iii) result in the creation of any lien or other encumbrance on any asset of Prentiss, PPL, any of the Partnerships or the Corporations. There are no outstanding agreements (written or oral) pursuant to which Prentiss, any of the Partnerships or the Corporations (or any predecessor to or representative of Prentiss) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof.

     3.4 NO SPECIAL TAXES. Prentiss has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

     3.5 COMPLIANCE WITH EXISTING LAWS AND RESTRICTIVE COVENANTS. To Prentiss' knowledge, each of the Partnerships possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. Neither Prentiss, nor, to Prentiss' knowledge, either any of the Partnerships or the Corporations, has received any notice within the past three years, of any existing or threatened violation of any provision of any (a) Applicable Laws including, but not limited to, those of environmental agencies or insurance boards of underwriters with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations to the Property other than those that have been made prior to the date hereof, and (b) restrictive covenants or deed restrictions affecting the Real Property.

     3.6 PERSONAL PROPERTY. Except for the Existing Liens, all of the Personal Property owned by the Partnerships is free and clear of all liens and encumbrances except for those which will be discharged by Prentiss at Closing, and each of the Partnerships has good and merchantable title thereto.

     3.7 OPERATING AGREEMENTS. There are no management, service, supply, maintenance, employment or other contracts in effect with respect to the Property, the Partnerships or the Corporations of any nature whatsoever, written or oral, other than the Assumed Operating Agreements and the Operating Agreements to be terminated pursuant to the last sentence of this SECTION 3.7. To Prentiss' knowledge, each of the Partnerships and each of the Corporations has performed all of its respective obligations under each of the Assumed Operating Agreements in all material respects and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Assumed Operating Agreements. To Prentiss' knowledge, all other parties to the Assumed Operating Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. Neither Prentiss, the Partnerships nor the Corporations has received any notice of any intention by any of the parties to any of the Assumed Operating Agreements to cancel the same, nor has Prentiss, the Partnerships or the Corporations canceled any of same. At the written request or Brandywine OP, Prentiss shall cause any Operating Agreements designated by Brandywine OP which are terminable without penalty to be terminated as of the Closing Date.

     3.8 CONDEMNATION PROCEEDINGS; ROADWAYS. Prentiss has received no notice of any condemnation or eminent domain proceeding pending or, to Prentiss' knowledge, no such action is threatened, against the Property or any part thereof. Prentiss has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving the Real Property.

     3.9 ACTIONS OR PROCEEDINGS. There is no action, suit or proceeding pending or known to Prentiss to be threatened against or affecting Prentiss, any of the Partnerships or the Corporations in any court, before any arbitrator or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Prentiss or any of the Partnerships or any of the Corporations is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) is reasonably likely to materially and adversely affect the business, financial position or results of operations of Prentiss, any of the Partnerships, any of the Corporations or the Property, (c) is reasonably likely to materially and adversely affect the ability of Prentiss to perform its obligations hereunder, or under any document to be delivered pursuant hereto, or the ability of the Partnerships or the Corporations to own and operate their respective Property,
(d) is reasonably likely to create a lien on the Property, any part thereof or any interest therein or (e) is reasonably likely to otherwise materially and adversely affect any of the Partnerships, the Corporations or the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.10 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Prentiss, any of the Partnerships or the Corporations.

     3.11 HAZARDOUS SUBSTANCES. To Prentiss' knowledge, neither any of the Partnerships. the Corporations nor any previous owner, tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property in violation of any Applicable Laws. To Prentiss' knowledge, no Hazardous Materials have migrated from or to the Property upon, about, or beneath other properties in violation of any Environmental Requirements. To Prentiss' knowledge, neither the Property nor its existing or prior uses fail or failed to materially comply with Environmental Requirements. Prentiss has no knowledge of any permits, licenses or other authorizations which are required under any Environmental Requirements with regard to the current uses of the Property which have not been obtained and complied with. To Prentiss' knowledge, neither any of the Partnerships, the Corporations nor any prior owner, occupant or user of the Property has received any written notice concerning any alleged violation of Environmental Requirements in connection with the Property or any liability for Environmental Damages in connection with the Property for which any of the Partnerships or the Corporations (or Brandywine OP after Closing) may be liable. To Prentiss' knowledge, no Hazardous Materials are constructed, deposited, stored or otherwise located on, under, in or about the Property in violation of any Environmental Requirements. To Prentiss' knowledge, there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, summons or investigation, pending or threatened, relating to any alleged violation of Environmental Requirements on the Property, or from the suspected presence of Hazardous Materials thereon, or relating to any Environmental Damages. To Prentiss' knowledge, there are no underground or above ground chemical treatment or storage tanks, or gas or oil wells are located on the Property. The representations and warranties made by Prentiss in this
SECTION 3.11 shall be subject to the matters disclosed in the environmental reports delivered by Prentiss to Brandywine OP pursuant to SECTION 2.4(b)(12) hereof.

     3.12 PARTIES IN POSSESSION. There are no parties in possession of the Property except for tenants under written leases, copies of which will be delivered to Brandywine OP pursuant to the terms hereof.

     3.13 LEASES. There are no leases, concessions or occupancy agreements in effect with respect to the Real Property other than the Leases listed on the Rent Roll attached as SCHEDULE 3.13; and SCHEDULE 3.13 attached hereto is a complete and correct list of all Leases in effect on the date of this Agreement. Neither Prentiss nor the Partnerships has sent out any written notice of any default to any tenant under any Lease which has not been cured, except as set forth on SCHEDULE 3.13. To Prentiss' knowledge, each of the Partnerships has performed all obligations required of it under all of the Leases and there remain no unfulfilled obligations of any of the Partnerships under the Leases, the nonperformance of which could entitle a tenant to damages under such Lease or could cause any of the Partnerships to be in default under such Lease. Except as shown on SCHEDULE 3.13, no tenant has given written notice to any of the Partnerships of its intention to institute litigation with respect to any Lease that has not been dismissed, and Prentiss has not been served with a citation notifying any of the Partnerships of any litigation with respect to any Lease that has not been dismissed. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered except for
(a) any assignments, pledges or encumbrances which will be fully released on or before the Closing Date, and (b) the Existing Liens. The Rent Roll is true, correct and complete in all material respects as of the date shown in the Rent Roll and, to Prentiss' knowledge, there has been no material adverse change with respect to any of the items shown on the Rent Roll during the period from the date thereof to the date of this Agreement, except as shown thereon.

     3.14 LEASED PROPERTY. To Prentiss' knowledge, all leases of the Leased Property, if any, are in good standing and free from default.

     3.15 NO UNPAID CHARGES; FINANCIAL STATEMENTS. Subject to SECTION 7.8 hereof, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Property which could give rise to any mechanic's or materialmen's or other statutory lien against the Property, or any part thereof, or for which Brandywine OP will be responsible or which will be due upon the initial occupancy of vacant space (such as water or sewer connection or tap-in fee). The financial statements and tax returns of the Partnerships and the Corporations delivered pursuant to SECTION 2.4(b)(20) were true, correct and complete in all material respects as of the respective dates thereof.

     3.16 CONDITION OF IMPROVEMENTS. Neither Prentiss, any of the Partnerships nor any of the Corporations has received any written notice, from any third party alleging that (a) any of the Improvements (i) are defective in design or construction, (ii) are not in operating condition and a satisfactory state of repair, or (iii) have roof leaks, (b) any mechanical systems are not in reasonable working order and repair, or (c) any of the Partnerships or Corporations has failed to operate the Property in a commercially reasonable manner consistent with a modern office building; provided, however, the foregoing representation and warranty as to notices received shall not include any representation or warranty as to notices concerning the aesthetic or other subjective quality of the design of the Property or any system, element or component thereof and no representation or warranty shall be deemed made as to any defect disclosed in any property condition report obtained by Brandywine OP in connection with the Property.

     3.17 ACCESS. Prentiss has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of the Property's existing access to and from public streets or roads.

     3.18 NO COMMITMENTS. No commitments have been made to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Brandywine OP, any of the Partnerships or the Corporations to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. Without limiting the generality of the foregoing, none of the Partnerships is a party to any paving agreements or undertakings, payback agreements, revenue bonds, utility debt service expenses or other charges or expenses upon or relating to any of the Property or applicable thereto.

     3.19 NONE OF THE PARTNERSHIPS NOR PRENTISS IS A "FOREIGN PERSON". None of the Partnerships nor Prentiss is a "FOREIGN PERSON" within the meaning of
Section 1445 of the Internal Revenue Code, as amended (i.e., neither the Partnerships nor Prentiss is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

     3.20 LEASING COMMISSIONS. No brokerage or leasing commissions or other fees or compensation are due or payable, or which will become due and payable as a result of agreements in place, to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extension or renewals thereof, except as set forth on SCHEDULE 3.20 OR 6.4(g) hereof.

     3.21 OTHER AGREEMENTS. There are no options, contracts or other obligations outstanding for the sale, exchange or transfer of any of the Property or any interest therein which would be superior to the rights of Brandywine OP under this Agreement or which would survive Closing, other than buy/sell provisions in the Partnership Agreements.

     3.22 EXISTING SECURED INDEBTEDNESS. There is no debt secured by liens on the Real Property, or any portion thereof, which will not be released and discharged as of the Closing, other than the Existing Notes and the Existing Liens. None of the Partnerships is in default under the Existing Notes or the Existing Liens, to Prentiss' knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder, and EXHIBIT E is true, accurate and complete in all material respects.

     3.23 EMPLOYMENT ON "AT-WILL" BASIS. All persons and entities presently employed in connection with the operation and maintenance of the Property are employed on an "AT WILL" basis, are dischargeable upon thirty (30) days' notice and, unless otherwise directed by Brandywine OP, shall be terminated by Prentiss as of Closing. There are no labor disputes pending, nor to the best of Prentiss' knowledge, contemplated pertaining to the operation or maintenance of the Property, or any part thereof. Neither Prentiss, any of the Partnerships nor the Corporations has any employment agreements, either written or oral, with any person which would require Brandywine OP to employ any person after the date hereof or the Closing Date.

     3.24 ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PARTNERSHIPS.

           (a) Each of the Partnerships is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and each of the Partnerships is in good standing in such state;

           (b) The Partnership Agreements delivered pursuant to SECTION 2.4(b)(20) are true and correct copies of the agreements of limited partnership of the Partnerships, as amended through the date hereof. The Partnership Agreements list all existing Partners (individually, a "PARTNER" and collectively, the "PARTNERS") of the Partnership; and the Partnership Agreements accurately list the percentage ownership interests of Prentiss in each of the Partnerships; however, in making the foregoing representation and warranty, Prentiss has assumed that neither Gorman nor Knauer has assigned or encumbered any of their respective partnership interests in the Partnerships. Prentiss is the sole owner of the partnership interests shown on such books and in the Partnership Agreements as being owned by Prentiss, free and clear of all liens and encumbrances. The partnership interests issued by the Partnerships have been issued in compliance with the Partnership Agreements, and such interests were not issued in violation of any federal or state securities laws;

           (c) As of the date hereof, the capital account of each of the Partners in the Partnerships is as set forth on EXHIBIT H and none of the Partners has been asked to make a capital contribution to any of the Partnerships other than capital contributions that have been made in full as of the date hereof;

           (d) There are no equity, revenue, cash flow, profit or other participations or similar rights which apply to the Partnerships except as set forth in the Partnership Agreements;

           (e) Except as provided in the Partnership Agreements, there are no rights, subscriptions, options, rights of first refusal, conversion rights or other agreements to purchase or to otherwise acquire any securities or obligations of any kind convertible into any partnership interest or other equity interests or participation interests in any Partnerships except for those rights created by the put/call agreements to be assigned by Prentiss pursuant to the Assignment of Put/Call Agreements; and

           (f) None of the Partnerships has engaged in any business other than the ownership, development, leasing and management of the Property, and none of the Partnerships has any subsidiaries or has ever owned stock, shares or interests of any kind whatsoever in any entity.

           (g) Prentiss shall cause each of the Partnerships to make the election provided under Section 754 of the Internal Revenue Code of 1986, as amended, if requested by Brandywine OP or its designee at any time after the Closing Date. Brandywine OP may make such request for one or more of the Partnerships without being required to make such request for all of the Partnerships.

     3.25 REPRESENTATIONS AND WARRANTIES OF PPL. To induce Brandywine OP to induce to enter into this Agreement and to acquire the Purchased Stock, PPL and Prentiss make the following representations and warranties, jointly and severally, with respect to the Ground Lease, Valleybrooke Inc. and Southpoint Inc., upon each of which PPL and Prentiss acknowledge and agree that Brandywine OP is entitled to rely and has relied:

           (a) Each of Southpoint Inc. and Valleybrooke Inc. is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

           (b) The authorized equity securities of each of Southpoint Inc. and Valleybrooke Inc. consist solely of 1,000 shares of each such corporation, of which 100 shares are issued and outstanding for each such corporation (the "OUTSTANDING SHARES"). The Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable. PPL is the record and beneficial owner of, and has good title to, eighty-nine (89) shares of each of Southpoint Inc. and Valleybrooke Inc., free and clear of all liens, claims, security interests, assignments, options, voting trusts, proxies, voting agreements, understandings or arrangements with respect to voting, and adverse claims to title of any kind or character. Except for the Option Agreement, there are no outstanding subscriptions, options, warrants, calls or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of securities of any class of either Southpoint Inc. or Valleybrooke Inc.;

           (c) Except for the liabilities or obligations shown in the financial statements of Southpoint Inc. and Valleybrooke Inc. delivered pursuant to
SECTION 2.4(b)(20) hereof, neither of such corporations has any liabilities or obligations, other than liabilities accrued and discharged in such Corporations' ordinary course of business. The financial statements and tax returns of Southpoint Inc. and Valleybrooke Inc. delivered pursuant to SECTION 2.4(b)(20) were true, correct and complete in all material respects as of the respective dates thereof;

           (d) Neither Southpoint Inc. nor Valleybrooke Inc. is a "FOREIGN PERSON" within the meaning of Section 1445 of the Internal Revenue Code, as amended;

           (e) Neither Southpoint Inc. nor Valleybrooke Inc. has engaged in any business or activities other than the business of owning the real property described in each Ground Lease;

           (f) The articles of incorporation, bylaws and minute books of each of Southpoint Inc. and Valleybrooke Inc. delivered pursuant to SECTION 2.4(b)(20) hereof are true and complete copies thereof; and

           (g) Each Ground Lease is valid and in full force and effect. No Ground Lessor is in default under any Ground Lease; to PPL's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any Ground Lease; and EXHIBIT B is a true, accurate and complete description, in all material respects, of each Ground Lease and all amendments thereto.

     3.26 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. BRANDYWINE OP HEREBY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS ARTICLE III, OR AS OTHERWISE EXPRESSLY STATED HEREIN OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, NEITHER PRENTISS, PPL NOR ANY AGENT, ATTORNEY, EMPLOYEE OR REPRESENTATIVE OF PRENTISS OR PPL HAS MADE ANY REPRESENTATION WHATSOEVER REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, OR ANY PART THEREOF, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL NATURE OR CONDITION OF THE PROPERTY OR THE CAPABILITIES THEREOF, AND THAT BRANDYWINE OP, IN EXECUTING, DELIVERING AND/OR PERFORMING THIS AGREEMENT, DOES NOT RELY UPON ANY STATEMENT AND/OR INFORMATION TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, BY ANY INDIVIDUAL, FIRM OR CORPORATION EXCEPT THOSE EXPRESSLY CONTAINED HEREIN OR DELIVERED PURSUANT THERETO OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EXCEPT AS OTHERWISE PROVIDED HEREIN, BRANDYWINE OP AGREES TO TAKE THE ASSIGNED PARTNERSHIP INTERESTS AND PURCHASED STOCK "AS IS," AS OF THE DATE HEREOF AND INDIRECT INTERESTS IN THE PROPERTY. IN ADDITION, EXCEPT AS SET FORTH HEREIN, PRENTISS MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE COMPLIANCE WITH ANY ENVIRONMENTAL REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

Each of the representations and warranties contained in this ARTICLE III and its various subparagraphs are intended for the benefit of Brandywine OP and may be waived in whole or in part by Brandywine OP. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in SECTION 10.11 hereof, except to the extent that Prentiss gives Brandywine OP written notice prior to Closing of the untruth or inaccuracy of any representation or warranty, Brandywine OP otherwise obtains actual knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty, and Brandywine OP nevertheless elects to close this transaction. Brandywine OP shall be deemed to have actual knowledge of the untruth or inaccuracy of any representation or warranty only if (i) Brandywine OP receives written notice from Prentiss satisfying the foregoing requirements, or (ii) Gerard H. Sweeney, George Hasenecz, Michael Diliberto, Suzanne Stumpf or Brad A. Molotsky has actual knowledge of any such untruth or inaccuracy. Except to the extent otherwise expressly provided in the immediately preceding sentence, no investigation, audit, inspection, review or the like conducted by or on behalf of Brandywine OP shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Brandywine OP has the right to rely thereon and that each such representation and warranty constitutes a material inducement to Brandywine OP to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to Prentiss.

If any of Prentiss' or PPL's representations and warranties made hereunder are found by Brandywine OP to be incorrect prior to Closing to the extent they affect the Property or its operation in any material respect or any of the subject matter thereof, or the ownership of the Assigned Partnership Interests or the Purchased Stock, Brandywine OP shall inform Prentiss in writing and Brandywine OP's sole remedy, except as otherwise expressly provided in CLAUSE
(a)(ii) of the first sentence of SECTION 9.3 hereof or the last sentence of
SECTION 9.3 hereof, shall be termination of this Agreement on account thereof and refund of the Deposit. If Brandywine OP elects not to so terminate this Agreement, any remedy of Brandywine OP for breach of such warranties and representations made prior to the Closing shall be deemed to be irrevocably waived. Notwithstanding anything to the contrary contained in this Article, if Prentiss or PPL breaches any representation or warranty made by Prentiss or PPL and if prior to Closing Brandywine OP notifies Prentiss or PPL that it elects to terminate this Agreement on account of such breach, Prentiss may by written notice to Brandywine OP given or before the Closing Date agree to cure the breach (which breach must be cured on or before the Closing Date), and Brandywine OP shall thereupon be obligated to close the transaction and accept such cure as Brandywine OP's sole remedy for such breach.

The term "TO PRENTISS' KNOWLEDGE" or similar phrase shall mean the knowledge of Prentiss' chief executive officer, general counsel, chief financial officer, Hank Gulbrandsen, Peter Hausmann and the current building engineer, property manager and leasing agent (collectively, "PRENTISS' PERSONNEL WITH KNOWLEDGE") for the Property and such inquiry shall include the direction by Prentiss to such persons to review all files in their possession relating to the operation, ownership, maintenance and management of the Property. Prentiss covenants that if prior to Closing Prentiss obtains actual knowledge that any of the facts represented and warranted by Prentiss under this Agreement are or become untrue or inaccurate in any material respect, it will promptly inform Brandywine OP in writing of its discovery.

Prentiss' Personnel with Knowledge shall not have any personal liability under this Agreement in their respective capacities as officers and/or directors of Prentiss.


                                  ARTICLE IV.
                 BRANDYWINE OP'S REPRESENTATIONS AND WARRANTIES

     To induce Prentiss and PPL to enter into this Agreement and to assign the Assigned Partnership Interests and Purchased Stock, Brandywine OP hereby makes the following representations and warranties, upon each of which Brandywine OP acknowledges and agrees that Prentiss and PPL is entitled to rely and has relied:

     4.1 ORGANIZATION AND POWER. Brandywine OP is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Brandywine OP hereunder. Brandywine OP has the financial capability to acquire the Assigned Partnership Interests and Purchased Stock pursuant to this Agreement.

     4.2 NON-CONTRAVENTION. The execution and delivery of this Agreement and the performance by Brandywine OP of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of Brandywine OP's Organizational Documents or applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Brandywine OP.

     4.3 LITIGATION. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Brandywine OP or Brandywine OP in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Brandywine OP is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Brandywine OP, or (c) could materially and adversely affect the ability of Brandywine OP to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

     4.4 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Brandywine OP.

     4.5 AUTHORIZATION, EXECUTION AND DISCLOSURE. This Agreement has been duly authorized by all necessary action on the part of Brandywine OP, has been duly executed and delivered by Brandywine OP, constitutes the valid and binding agreement of Brandywine OP and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

     5.1 AS TO BRANDYWINE OP'S OBLIGATIONS. Brandywine OP's obligations hereunder are subject to the satisfaction of the following conditions precedent:

           (a) PRENTISS' AND PPL'S DELIVERIES. Prentiss and PPL shall have delivered to or for the benefit of Brandywine OP, on or before the Closing Date, all of the documents and other information required of Prentiss pursuant to SECTIONS 7.2 AND 7.4 hereof.

           (b) REPRESENTATIONS, WARRANTIES AND COVENANTS; OBLIGATIONS OF PRENTISS AND PPL; CERTIFICATE. All of Prentiss' and PPL's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made; Prentiss and PPL shall have performed in all material respects all of their respective covenants and other obligations under this Agreement; and Prentiss and PPL shall have executed and delivered to Brandywine OP at Closing a certificate to the foregoing effect.

           (c) TITLE INSURANCE. Good and indefeasible fee simple title to the Land shall be insurable as such by the Title Company, subject only to Permitted Title Exceptions as determined in accordance with SECTION 2.4 hereof and including, without limitation, all applicable deletions of standard exceptions and endorsements permitted under applicable state law which are customarily required by institutional investors purchasing property comparable to the Property.

           (d) CONDITION OF IMPROVEMENTS. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. None of the Partnerships shall have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property without Brandywine OP's prior written consent unless the same is replaced, prior to Closing, with a similar item of at least equal suitability, quality and value, free and clear of any lien or security interest.

           (e) UTILITIES. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property.

           (f) DUE DILIGENCE MATERIALS. All rent rolls, lists, schedules and other documents furnished by Prentiss to Brandywine OP under this Agreement shall be true and correct in all material respects, except for inaccuracies as to which Brandywine OP was given written notice by Prentiss or PPL or Brandywine OP otherwise had actual knowledge prior to the end of the Study Period.

           (g) NO ADDITIONAL PROCEEDINGS; TENANT DEFAULTS. Except for matters as to which Brandywine OP was given written notice by Prentiss or otherwise had actual knowledge prior to the end of the Study Period, on the Closing Date, there shall be no (a) litigation pending or threatened, seeking (i) to enjoin the consummation of the transactions contemplated hereunder, (ii) to recover title to the Property, or any part thereof or any interest therein, (iii) to increase substantially ad valorem taxes theretofore assessed against any of the Property, (iv) to enjoin the violation of any law, rule, regulation, restrictive covenant or zoning ordinance that may be applicable to the Property, or (v) claiming defaults or other liability of any of the Partnerships under Leases by tenants leasing five percent (5%) or more of the rentable square feet of the Improvements, in the aggregate or (b) monetary default in excess of thirty (30) days for which a written notice of default has been given to a tenant and which constitutes an event of default under, and as defined in, the applicable Lease, or any threatened or reasonably anticipated material default or other material default by tenants leasing five percent (5%) or more of the rentable square feet of the Improvements, in the aggregate.

           (h) ESTOPPEL LETTERS. The estoppel letters to be delivered at Closing pursuant to SECTION 7.2(h) hereof shall have been obtained and delivered and shall reflect no facts at material variance with the facts disclosed on the Rent Roll and records provided to Brandywine OP during the Study Period.

           (i) LENDER ESTOPPEL LETTERS. The lender consent and estoppel letters to be delivered at Closing pursuant to SECTION 7.2(w) hereof shall have been obtained and delivered and shall reflect no facts at material variance with the facts represented and warranted by Prentiss to Brandywine OP hereunder.

           (j) GROUND LESSOR ESTOPPEL LETTERS. Estoppel letters from each Ground Lessor pursuant to SECTION 7.2(w) hereof.

           (k) ASSIGNMENT OF STOCK BY SHAREHOLDERS. PPL shall have caused the Shareholders to have transferred to Brandywine OP (or its designee), for no payment by Brandywine OP, the eleven (11) shares of outstanding common stock in each of Southpoint Inc. and Valleybrooke Inc., free and clear of all liens, claims and security interests.

           (l) ESTOPPEL LETTER FROM GORMAN AND KNAUER. The estoppel letter from Gorman and Knauer pursuant to SECTION 7.2(s).

           (m) OTHER ESTOPPEL LETTERS. Estoppel letters described in SECTION 7.2(t) hereof.

Each of the conditions contained in this SECTION 5.1 are intended for the benefit of Brandywine OP and may be waived in whole or in part, by Brandywine OP, but only by an instrument in writing signed by Brandywine OP.

     5.2 AS TO PRENTISS' OBLIGATIONS. Prentiss' obligations hereunder are subject to the satisfaction of the following conditions precedent:

           (a) BRANDYWINE OP'S DELIVERIES. Brandywine OP shall have delivered to or for the benefit of Prentiss, on or before the Closing Date, all of the documents and payments required of Brandywine OP pursuant to SECTIONS 7.3 AND
7.4 hereof.

           (b) REPRESENTATIONS, WARRANTIES AND COVENANTS; OBLIGATIONS OF BRANDYWINE OP. All of Brandywine OP's representations and warranties made in this

Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Brandywine OP shall have performed in all material respects all of its covenants and other obligations under this Agreement.

Each of the conditions contained in this Section are intended for the benefit of Prentiss and may be waived in whole or in part, by Prentiss, but only by an instrument in writing signed by Prentiss.


                                  ARTICLE VI.
                              COVENANTS OF PRENTISS

     To induce Brandywine OP to enter into this Agreement and to acquire the Assigned Partnership Interests and the Purchased Stock, and to pay the Purchase Price therefor, Prentiss and PPL, as applicable, covenant and agree to the following:

     6.1 OPERATING AGREEMENTS. Prentiss shall not permit, prior to the Closing, any of the Partnerships or the Corporations to enter into any new management agreement, maintenance or repair contract, supply contract, lease in which any of the Partnerships or the Corporations is lessee or other agreements with respect to the Property which cannot be terminated on or before the Closing Date, nor shall Prentiss permit any of the Partnerships or the Corporations to enter into any agreements modifying the Operating Agreements in any material respect, unless (a) any such agreement or modification will not bind the Partnerships, the Corporations, Brandywine OP or the Property after the date of Closing or (b) Prentiss has obtained Brandywine OP's prior written consent to such agreement or modification. Prentiss agrees to cause the Partnerships and the Corporations to cancel and terminate effective as of the Closing Date all property management agreements affecting the Property or any portion thereof and the Operating Agreements to be terminated pursuant to the last sentence of
SECTION 3.7 hereof.

     6.2 WARRANTIES AND GUARANTIES. Prentiss shall not permit, prior to the Closing, any of the Partnerships or the Corporations before or after Closing to release or modify any Warranties and Guaranties, if any, except with the prior written consent of Brandywine OP.

     6.3 INSURANCE. Prior to the Closing Date, Prentiss shall cause the Partnerships and the Corporations to pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Prentiss' Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. Prentiss hereby indemnifies and holds Brandywine OP harmless from and against all losses, costs, damages and expenses resulting from actions involving bodily or personal injury or property damage in or about any of the Property that occurred prior to the Closing Date, regardless of when the claim was made, but only to the extent coverage under the applicable Insurance Policy or Policies is not sufficient and paid, and this indemnity shall survive the Closing Date.

     6.4 OPERATION OF PROPERTY PRIOR TO CLOSING. Prentiss and Brandywine OP represent, warrant, covenant and agree with Brandywine OP that, between the date of this Agreement and the date of Closing:

           (a) Subject to the restrictions contained herein, Prentiss shall cause the Partnerships to operate the Property in the same manner in which the Partnerships operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted.

           (b) Prentiss shall cause the Partnerships to maintain their respective books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping such books in prior years.

           (c) Prentiss shall cause the Partnerships to maintain in full force and effect all Insurance Policies.

           (d) Prentiss shall cause the Partnerships to punctually perform and discharge all obligations and undertakings of the Partnerships under the Leases and shall not permit a default by the Partnerships to occur thereunder.

           (e) Prentiss shall cause the Partnerships to use and operate the Property in compliance with Applicable Laws and the requirements of any mortgage, ground lease, Lease, Operating Agreement and Insurance Policy affecting the Property.

           (f) Prentiss shall cause to be paid prior to delinquency all ad valorem and other taxes due and payable with respect to the Property or its operation.

           (g) Without the express prior written consent of Brandywine OP (which consent shall not be unreasonably withheld and shall be deemed to have been given if Brandywine OP fails to respond to a written request from Prentiss for such consent within two (2) business days following Brandywine OP's receipt of any such request), none of the Partnerships shall: (i) enter into new Leases of any kind or nature affecting the Property; or (ii) grant a renewal or extension of any existing Lease, or consent to any assignment, sublease or expansion of any existing lease or portion thereof which, by the terms of any such Lease, requires any of the Partnerships' prior consent as a condition to any such renewal, extension, assignment, sublease or expansion. Prentiss shall not permit any of the Partnerships, without the express written consent of Brandywine OP, in any manner to change, modify, extend, renew or terminate any Lease except as required by the terms thereof, or waive in any material respect any of the tenant's obligations under any Lease; provided, Leases with Prentiss' management company may be terminated on or before the Closing Date without the prior consent of Brandywine OP. Prentiss shall not permit any of the Partnerships to apply all or any part of the security or damage deposit of a tenant under any Lease to obligations of such tenant, unless such tenant has vacated its portion of the Property as of the Closing Date. Notwithstanding the foregoing, Brandywine OP hereby approves the new Leases which have been entered into by any of the Partnerships and costs associated therewith, as more particularly described in SCHEDULE 6.4(g) hereto.

           (h) Prentiss shall cause all debts and liabilities for labor, materials, services and equipment incurred in the construction, operation and development of the Property, including leasehold improvements, to be promptly paid.

           (i) Neither Prentiss, any of the Partnerships, the Corporations nor Prentiss' managing agent shall (1) make any agreements which shall be binding upon Brandywine OP, the Partnerships or the Corporations, or (2) reduce, or cause to be reduced any rents or any other revenues over which Prentiss has operational control.

           (j) Prentiss shall promptly deliver to Brandywine OP upon Brandywine OP's request such reports showing the revenue and expenses of the Property the Partnerships and the Corporations as Prentiss customarily keeps or receives internally for its own use.

           (k) Except as required by the terms thereof or hereof, Prentiss shall not permit any of the Partnerships or the Corporations in any manner to change, modify, extend, renew or terminate any Operating Agreement which would be binding on Brandywine OP, the Partnerships or the Corporations without the express written consent of Brandywine OP.

           (l) Prentiss shall promptly advise Brandywine OP of any litigation, arbitration or administrative hearing concerning or affecting the Property, the Partnerships or the Corporations of which Prentiss obtains actual knowledge.

           (m) Prentiss shall cause the Partnerships to keep the Existing Notes current, shall comply with the terms and provisions of the Existing Notes and the Existing Liens and shall immediately send Brandywine OP copies of all correspondence received from any of the holders of the Existing Notes. Prentiss shall not permit any of the Partnerships to modify any provisions of the Existing Notes or the Existing Liens.

           (n) PPL shall cause Southpoint Inc. and Valleybrooke Inc. to maintain each Ground Lease in full force and effect and shall not permit Southpoint Inc. or Valleybrooke Inc. to enter into any modification or amendment to any Ground Lease without the prior written consent of Brandywine OP.

     6.5 NO MARKETING. Prentiss shall not permit any of the Partnerships to market the Property for sale or enter into discussions or negotiations with potential purchasers of the Property unless this Agreement has been terminated pursuant to its terms.

     6.6 PUT/CALL AGREEMENT. Prentiss and PPL hereby grant to Brandywine OP (or its designee) the irrevocable right and option to acquire any or all of the Retained Interests owned by it, free and clear of all liens and encumbrances, at any time upon three (3) days prior written notice; provided that in no event may Brandywine OP (or its designee) exercise its option to acquire less than all of the Retained Interests owned by Prentiss in any given Partnership or the common shares of PPL in each of Southpoint Inc. and Valleybrooke Inc. If Brandywine OP (or its designee) exercises its purchase option prior to the date that is one day after the third anniversary of the Closing Date, then the exercise notice shall contain the agreement of Brandywine OP to pay all Pennsylvania real estate transfer taxes that may become payable upon the transfer of any or all of such Retained Interests as a result of the option being exercised prior to such date. At any time after the date that is one day after the third anniversary of the Closing Date, Prentiss may require Brandywine OP (or its designee) to acquire all and not less than all of the Retained Interests, free and clear of all liens and encumbrances, at any time upon three (3) days prior written notice. The aggregate price payable by Brandywine OP (or its designee) for the Retained Interests (whether due to the exercise by Brandywine OP of the purchase option or to the exercise by Prentiss of the sale option), which shall be payable in immediately available funds, shall be equal to eleven percent (11%) of the amount by which the Purchase Price exceeds the outstanding principal balance of the Existing Notes on the Closing Date (the "AGGREGATE PRICE") minus the aggregate amount of distributions, if any, made by the Partnerships to Prentiss on account of the Retained Interests. Set forth on
SCHEDULE 6.6 attached hereto is an allocation of the Aggregate Price among the Retained Interests, which shall be applicable in the event that Brandywine OP exercises its option to acquire less than all of the Retained Interests. In addition, Prentiss hereby grants to Brandywine OP (or its designee) the irrevocable right and option to acquire the entire Additional Retained Interest, free and clear of all liens and encumbrances, at any time after August 25, 2001, and Prentiss agrees to take such actions as may be permitted under the Call Option Agreement (Cash) dated as of August 25, 1998 (the "Call Agreement") among Gorman, Knauer and Prentiss to provide for the acquisition by Brandywine OP (or its designee) of the entire Additional Retained Interest. In addition, Brandywine OP hereby agrees to acquire, upon the request of Prentiss, the entire Additional Retained Interest, free and clear of all liens and encumbrances, at any time after August 25, 2001. The price payable by Brandywine OP (or its designee) to Prentiss on account of the acquisition by Brandywine OP (or its designee) of the Additional Retained Interest shall be equal to eleven percent (11%) of the amount by which the Purchase Price exceeds the outstanding principal balance of the Existing Notes on the Closing Date and shall be payable by Brandywine OP pursuant to a promissory note in the form of the Note referred to in SECTION 1.1 with the exception of the principal amount thereof (which shall be the foregoing dollar amount) and the fact that interest shall accrue thereon from the date of issuance thereof. Prentiss shall pay to Gorman and Knauer all amounts required to be paid to them under the Call Agreement in connection with the acquisition of the Additional Retained Interest. The provisions of this SECTION 6.6 shall survive the Closing Date.

     6.7 TAX RETURNS. Prentiss shall deliver to Brandywine OP, for its review and comment, copies of federal income tax returns for the Partnerships attributable to the period from January 1, 2001 to the Closing Date prior to the date such tax returns are filed with the Internal Revenue Service. Prentiss shall be responsible for the costs to prepare the foregoing tax returns.

     6.8 GROUND LESSOR ESTOPPELS. Prentiss shall cause each Ground Lessor to deliver the estoppel certificates described in SECTION 7.2(w) hereof.

     6.9 LEASED PROPERTY. Prentiss shall be solely responsible for all obligations relating to the Leased Property, and neither the Partnerships nor Brandywine OP shall have any obligations with respect thereto. The provisions of this SECTION 6.9 shall survive the Closing.

The foregoing covenants of Prentiss and PPL are for the benefit of Brandywine OP or its assignee of its rights under this Agreement.


                                  ARTICLE VII.
                                     CLOSING

     7.1 CLOSING. The Closing shall occur within five (5) days after the conditions precedent set forth in SECTIONS 5.1 AND 5.2 have been satisfied. As more particularly described below, at the Closing the parties hereto will meet to (i) execute all of the documents required to be delivered in connection with the transactions contemplated hereby (the "CLOSING DOCUMENTS"), (ii) deliver the same to Escrow Agent, and (iii) take all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur at the offices of the Escrow Agent. At the Closing, the Title Company shall update the title to the Property and, provided there has been no change in the status of title as reflected in the Title Commitment and Survey which has not been waived by Brandywine OP pursuant to
SECTION 2.4(d) hereof, and Escrow Agent shall release and date, where appropriate, the Closing Documents in accordance with the joint instructions of Prentiss and Brandywine OP and shall send, by wire transfer, all sums, if any, owing to Prentiss or Brandywine OP hereunder to Prentiss or Brandywine OP, as applicable. At Closing, the Escrow Agent shall additionally send, by wire transfer to Prentiss all sums owing to Prentiss hereunder. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Notwithstanding anything herein to the contrary, if the Closing Date does not occur by April 30, 2001, and the provisions of Section 9.3 or 9.5 are not applicable, then either party may terminate this Agreement by notice to the other party hereto, in which event neither party shall have any further obligation to the other except for the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement, and the Deposit, less the Independent Consideration, shall be promptly refunded to Brandywine OP.

     7.2 PRENTISS' DELIVERIES. At the Closing, Prentiss or PPL, as applicable, shall deliver to Escrow Agent all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Prentiss or PPL, as applicable, and shall be dated as of the Closing Date:

           (a) The certificate required by SECTION 5.1(b) hereof.

           (b) The Assignment of Partnership Interests.

           (c) Intentionally Deleted.

           (d) Amendments to each of the certificates of limited partnership for the Partnerships showing Brandywine OP (or its designee) as the successor to Prentiss as a general partner in each of the Partnerships and the withdrawal of Prentiss as the general partner of each of the Partnerships with regard to the Assigned Partnership Interests only (the "AMENDMENTS TO CERTIFICATES OF LIMITED PARTNERSHIP").

           (e) Certificates of subsistence for each of the Partnerships, Valleybrooke Inc. and Southpoint Inc. and certified copies of the articles of incorporation for the Corporations and certificates of limited partnership of each of the Partnerships from the Pennsylvania Secretary of State. Prentiss shall deliver certified copies of the bylaws of the Corporations.

           (f) An updated certified Rent Roll dated as of the date preceding the Closing Date.

           (g) Either (i) an estoppel letter in the form of EXHIBIT C hereto dated not more than thirty (30) days prior to the Closing Date (a) from each of the tenants under the Leases covering 7,500 square feet or more, and (b) from tenants leasing, in the aggregate, at least seventy-five percent (75%) of the remainder of the Improvements, or (ii) an estoppel letter executed by Prentiss certifying to the matters specified in EXHIBIT C hereto for any tenant which does not execute an estoppel letter. Any estoppel letter provided by Prentiss for a Lease pursuant to CLAUSE (ii) above shall state that Prentiss shall have no liability thereunder if Prentiss subsequently provides to Brandywine OP an estoppel letter in the form of EXHIBIT C from the tenant under such Lease.

           (h) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy subject only to the Permitted Title Exceptions and to eliminate such standard exceptions and to issue the endorsements thereto which are customarily required by institutional investors purchasing property comparable to the Property, including, without limitation, a non-imputation endorsement.

           (i) An updated Title Commitment issued by the Title Company, dated as of the date and time of Closing, subject only to the Permitted Title Exceptions.

           (j) The FIRPTA Certificates.

           (k) All original Warranties and Guaranties in Prentiss' possession or reasonably available to Prentiss.

           (l) To the extent in Prentiss' possession or reasonably available to Prentiss, a valid, final and unconditional certificate of occupancy for the Real Property and Improvements, issued by the appropriate Governmental Authority and, if required by Applicable Laws, transferred to Brandywine OP.

           (m) Executed originals of all Leases, leases of Leased Property, permits and, to the extent in Prentiss' possession or control, Authorizations transferred or assigned to Brandywine OP at Closing as required hereunder and any other documents or instruments affecting the Property or the ownership and operation thereof.

           (n) All current real estate and personal property tax bills in Prentiss' possession or under its control.

           (o) All books, records, operating reports, appraisal reports, files and other materials in Prentiss' possession or control which are necessary in Brandywine OP's reasonable discretion to maintain continuity of operation of the Property. Brandywine OP covenants to permit Prentiss to photocopy any of the matters described in this SUBPARAGRAPH 7.2(O) for a period of three (3) years following the Closing Date, which covenant of Brandywine OP shall survive for such three (3) year period.

           (p) A current UCC Report showing no financing statements by any of the Partnerships as Debtor covering the Property, except in favor of the holders of the Existing Notes.

           (q) All keys to all locks on the Property in the possession of Prentiss, together with an accounting for such keys in the possession of others.

           (r) Intentionally deleted.

           (s) Certified copies of a incumbency certificate and resolutions authorizing the execution by Prentiss and PPL of this Agreement and all documents to be executed by Prentiss and PPL on the Closing Date.

           (t) Estoppel letters from each owners association created pursuant to restrictive covenants or deed restrictions affecting the Real Property certifying that (i) the Real Property complies with such restrictive covenants or deed restrictions, and (ii) no assessments are due and owing with respect to the Real Property, and estoppel letters from adjoining property owners who are parties to adjoining landowner agreements binding on any portion of the Real Property; provided, Prentiss may execute an estoppel letter certifying to the foregoing matters for an owners association or property owner that does not execute any such estoppel letter, which estoppel letter shall continue in effect unless and until the applicable estoppel letter is subsequently provided from any such owners association or property owner.

           (u) Any other document or instrument reasonably requested by Brandywine OP in connection with the transactions contemplated hereby.

           (v) An estoppel certificate and consent executed by the present holders of each of the Existing Notes substantially in the form of EXHIBIT F attached hereto. Any and all fees and charges in connection with obtaining such written consent or approval (specifically including, but not limited to, loan transfer fees) shall be at Prentiss' sole cost and expense.

           (w) An estoppel certificate executed by each Ground Lessor in a form reasonably satisfactory to Prentiss and Brandywine OP.

           (x) Written notice executed by Prentiss notifying all interested parties, including, without limitation, all tenants under the Leases, that Brandywine OP has replaced Prentiss as general partner of the Partnerships and directing that all payments, inquiries and the like to the Partnerships be forwarded to Brandywine OP (as the general partner) at the address to be provided by Brandywine OP.

           (y) The originals of the Assumed Operating Agreements.

     7.3 BRANDYWINE OP'S DELIVERIES. At the Closing, Brandywine OP shall deliver to Escrow Agent the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Brandywine OP and shall be dated as of the Closing Date:

           (a) The Note.

           (b) The Assignment of Partnership Interests.

           (c) Intentionally Deleted.

           (d) The amendments to certificates of limited partnership referred to in SECTION 7.2(d) above.

           (e) Any other document or instrument reasonably requested by Prentiss or PPL in connection with the transactions contemplated hereby.

     7.4 MUTUAL DELIVERIES. At the Closing, Brandywine OP and Prentiss shall mutually execute and deliver each to the other:

           (a) A final closing statement reflecting the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

           (b) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto in connection with the transactions contemplated hereby or their respective counsel.

     7.5 CLOSING COSTS. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. Prentiss shall pay for the costs associated with the releases of any deeds of trust, mortgages and other financing encumbering the Property that Prentiss is to cause to be released pursuant to this Agreement and for any costs associated with any corrective instruments. Prentiss shall pay all costs for title searches, tax certificates and all premiums for the issuance of the Title Policy; all costs of providing the matters described in SECTIONS 2.4(b) AND (d) to Brandywine OP; and one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. PPL shall pay all costs payable to the Shareholders in connection with the assignment to Brandywine OP (or its designee) of the shares of common stock in each of Southpoint Inc. or Valleybrooke Inc. described in SECTION 5.1(l) hereof. Brandywine OP shall pay one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. Prentiss shall pay all prepayment penalties and other costs and expenses payable in connection with debt which Prentiss is required to prepay on the Closing Date, and Prentiss shall pay all debt transfer and similar fees associated with the Existing Notes and the Existing Liens and the premium for a downdate endorsement to loan policies issued to the holders of the Existing Notes if such endorsements are required by such holders. Prentiss shall pay all assessments levied or pending against the Property as of the Closing Date. To the extent that state and local transfer taxes or stamps are imposed in connection with the transactions under this Agreement for any reason whatsoever, the cost of such taxes or stamps shall be borne one-half by Brandywine OP and one-half by Prentiss, except that Brandywine OP shall be solely responsible for such transfer taxes if it elects to exercise its call right under any of the Put/Call Agreements prior to the date that is three (3) years and one (1) day following the Closing Date. Brandywine OP shall pay for the premium for the Title Policy in excess of the sums payable by Prentiss pursuant to this SECTION
7.5. All other expenses incurred by Prentiss or Brandywine OP with respect to the Closing shall be borne and paid for exclusively by the party incurring same, without reimbursement, except to the extent otherwise specifically provided herein.

     7.6 REVENUE AND EXPENSE ALLOCATIONS. All revenues (including operating expense escalations) and expenses with respect to the Property, the Corporations and the Partnerships, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Prentiss and Brandywine OP as provided herein. Prentiss shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Brandywine OP shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the date of Closing. Such adjustments shall be shown on the closing statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the Purchase Price payable by the parties hereto. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated at
Closing:

           (a) Current rents.

           (b) Real estate and personal property taxes for the Property for the current calendar year 2001.

           (c) Revenue and expenses under the Assumed Operating Agreements.

           (d) Utility charges (including, but not limited to, charges for water, sewer and electricity).

           (e) Municipal or other governmental improvement liens, which shall be paid by Prentiss at Closing where the work has physically commenced, and which shall be assumed by Brandywine OP at Closing where the work has been authorized, but not physically commenced.

           (f) All other revenues (including CAM charges) and expenses of the Property.

           (g) Interest on the Existing Notes.

Brandywine OP shall receive a credit for purposes of calculating closing prorations for the total of (i) prepaid rents and (ii) unforfeited security deposits together with interest thereon held by any of the Partnerships under Leases.

The amount of any escrow accounts held by the holder(s) of the Existing Notes shall be transferred to Brandywine OP by Prentiss and paid for by Brandywine OP.

Prentiss shall pay or cause to be paid all real estate taxes and installments for special assessments (prorated to the Closing Date) for the Property due and payable in, or deferred with respect to the years prior to, the year in which the Closing occurs. All installments for special assessments (prorated to the Closing Date) pending, levied or due and payable on or prior to the Closing Date shall be paid by Prentiss on or before the Closing Date. All subdivision and platting costs and expenses heretofore incurred by Prentiss or any of the Partnerships, including, without limitation, all subdivision exactions, fees and costs and all dedication of land for parks and other public uses or payment of fees in lieu thereof, shall be paid by Prentiss on or prior to the Closing Date.

If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by Prentiss, any of the Partnerships or Brandywine OP with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. Prentiss shall calculate and deliver to Brandywine OP for its approval and its transmittal to tenants under Leases, reconciliations of operating costs for the calendar year 2000, and Brandywine OP shall inform the tenants that Prentiss prepared such reconciliations and can be contacted to discuss any questions concerning such reconciliations. The proration provisions of this Agreement shall survive the closing of the transaction contemplated hereby for a period of eighteen (18) months.

     7.7 DELINQUENT RENTS. Any rents or other amounts which are delinquent as of the Closing shall not be adjusted or prorated at Closing, but Brandywine OP shall make a reasonable attempt to collect such amounts for the benefit of Prentiss after the Closing; provided, however, that nothing contained herein shall be construed to require Brandywine OP to institute any lawsuit or other proceedings to collect such delinquent amounts. In this connection, the first monies collected by Brandywine OP from tenants or other persons owing delinquent rents or other amounts shall be applied to Brandywine OP's costs of collection, then to the current rents or obligations of such person to Brandywine OP, and the balance, if any, shall be delivered to Prentiss to the extent of the delinquency. Prentiss shall be permitted to bring collection suits against tenants owing rent to any of the Partnerships for periods prior to the Closing Date that is more than thirty (30) days in arrears; however, Prentiss may not bring any eviction actions against any tenants under any of the Leases.

     7.8 COSTS ASSOCIATED WITH CERTAIN LEASING ACTIVITIES. Except as otherwise expressly set forth in this SECTION 7.8, all refurbishment allowances, tenant improvement costs and leasing commissions owing or which could become due and owing with respect to Leases entered into on or before the Closing Date shall be paid by Prentiss when due, and Prentiss shall indemnify and hold harmless Brandywine OP and the Partnerships for claims brought against the Property, the Partnerships or Brandywine OP arising therefrom, which indemnity shall survive the Closing. Notwithstanding the foregoing: (i) Brandywine OP shall pay to Prentiss at the Closing an amount equal to the cost of all (x) leasing commissions paid by Prentiss, prior to the Closing Date, to brokers other than affiliates of Prentiss and (y) capital improvement costs incurred and paid by Prentiss prior to the Closing Date in completing tenant improvements pursuant to (in the case of both (x) and (y)) (a) Leases entered into by any of the Partnerships on or after January 1, 2001 and other Leases, which are described on SCHEDULE 6.4(g) or which have been approved or deemed approved by Brandywine OP pursuant to SECTION 6.4(g); (b) renewals, extensions or expansions of existing Leases expressly requiring the approval of Prentiss as a condition to the exercise of such options which are exercised on or after January 1, 2001, which either are described on SCHEDULE 6.4(g) or have been approved or deemed approved by Brandywine OP pursuant to SECTION 6.4(g); and (c) renewals, extensions or expansions of existing Leases not requiring the approval of Prentiss as a condition to the exercise of such options which have been exercised on or after January 1, 2001; and (ii) Brandywine OP shall be responsible for refurbishment allowances, tenant improvement costs and leasing commissions shown in the Rent Roll or contained in Leases delivered pursuant to
SECTION 2.4(b)(1) hereof that have not previously been paid by Prentiss but are payable following the Closing Date under existing Leases on or after January 1, 2001 or which are contained in Leases entered into between January 1, 2001 and the Closing Date which are described on SCHEDULE 6.4(g) or which have been approved or deemed approved pursuant to SECTION 6.4(g) hereof. The provisions of this SECTION 7.8 shall survive the Closing Date.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

     8.1 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, Prentiss shall give written notice thereof to Brandywine OP promptly after Prentiss learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, Brandywine OP shall have the right to terminate this Agreement pursuant to SECTION 9.3 hereof. If Brandywine OP elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be retained by the Partnerships at Closing and there shall be no reduction in the Purchase Price. Prentiss shall not, and shall not permit the Partnerships or the Corporations to, settle or compromise any such proceeding without Brandywine OP's written consent. If Brandywine OP elects to terminate this Agreement by giving Prentiss written notice thereof prior to the Closing, the Deposit shall be promptly returned to Brandywine OP and all rights and obligations of Prentiss, PPL and Brandywine OP hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

     8.2 RISK OF LOSS. The risk of any loss or damage to the Property prior to the recordation of the Deed shall remain upon Prentiss. If any such loss or damage occurs prior to Closing which exceeds an amount equal to five percent (5%) of the Purchase Price, Brandywine OP shall have the right to terminate this Agreement pursuant to SECTION 9.3 hereof. If Brandywine OP elects not to terminate this Agreement pursuant to the immediately preceding sentence or a loss or damage occurs prior to Closing which does not exceed five percent (5%) of the Purchase Price, all insurance proceeds and rights to proceeds arising out of such loss or damage, less the reasonable expenses incurred in collecting such proceeds and, to the extent payable from insurance proceeds, reasonable expenses incurred in securing the Property following a casualty, shall be retained by the Partnerships at Closing, and Brandywine OP shall receive as a credit against the Purchase Price in the amount of any deductibles under the policies of insurance covering such loss or damage and there shall be no further reduction in the Purchase Price; provided, however, Prentiss shall be entitled to retain rent loss insurance proceeds received that are attributable to periods prior to the Closing Date. If Brandywine OP elects to terminate this Agreement pursuant to this SECTION 8.2 by giving Prentiss written notice thereof prior to the Closing, the Deposit shall be promptly returned to Brandywine OP and all rights and obligations of Prentiss and Brandywine OP hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

     8.3 BROKER. There is no real estate broker involved in this transaction. Brandywine OP warrants and represents to Prentiss that Brandywine OP has not dealt with any real estate broker in connection with this transaction, nor has Brandywine OP been introduced to the Property or to Prentiss by any real estate broker, and Brandywine OP shall indemnify Prentiss and hold Prentiss harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Brandywine OP, or as a result of having introduced Brandywine OP to Prentiss or to the Property. In like manner, Prentiss warrants and represents to Brandywine OP that Prentiss has not dealt with any real estate broker in connection with this transaction, nor has Prentiss been introduced to Brandywine OP by any real estate broker, and Prentiss shall indemnify Brandywine OP and save and hold Brandywine OP harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Prentiss in connection with this transaction. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.


                                  ARTICLE IX.
            LIABILITY OF BRANDYWINE OP; INDEMNIFICATION BY PRENTISS;
                           DEFAULT; TERMINATION RIGHTS

     9.1 LIABILITY OF BRANDYWINE OP. Except for obligations expressly assumed or agreed to be assumed by Brandywine OP hereunder, Brandywine OP is not assuming any obligations of Prentiss, the Partnerships or the Corporations or any liability for claims arising out of any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date (except to the extent such assumption occurs as a matter of law), and Prentiss hereby indemnifies and holds Brandywine OP, the Partnerships and the Corporations harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Brandywine OP, the Partnerships and the Corporations as a result of (a) obligations of Prentiss (i) not expressly assumed or agreed to be assumed by Brandywine OP hereunder or (ii) which Brandywine OP is assuming as a matter of law, but not otherwise expressly assuming hereunder or under any document to be executed on the Closing Date that relate solely to any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date, or (b) acts, omissions or occurrences which occur, accrue or arise prior to the Closing Date. Brandywine OP hereby indemnifies and holds Prentiss harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss as a result of acts, omissions or occurrences relating to the Property, the Partnerships and the Corporation arising and accruing from and after the Closing Date. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     9.2 INDEMNIFICATION BY PRENTISS. Prentiss hereby indemnifies and holds Brandywine OP and Brandywine OP's officers, partners, directors, shareholders, agents and employees (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Brandywine OP, whether incurred before or after Closing, as a result of any inaccuracy or breach by Prentiss or PPL of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Prentiss or PPL pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Prentiss has given Brandywine OP written notice prior to Closing of the untruth or inaccuracy or of which Brandywine OP otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing; provided, however, the foregoing knowledge limitation on Prentiss' indemnity shall not limit Brandywine OP's remedy described in SECTION 9.3(a)(ii) hereof or in the last sentence of SECTION
9.3 hereof. The provisions of this Section shall survive the Closing of the transaction contemplated hereby as provided in SECTION 10.11 hereof, and shall, following any assignment of this Agreement by Brandywine OP, continue in favor of the Indemnified Parties of the original Brandywine OP hereunder as well the Indemnified Parties of any assignee during said survival period.

     9.3 DEFAULT BY PRENTISS/FAILURE OF CONDITIONS PRECEDENT. If any condition set forth herein for the benefit of Brandywine OP cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Brandywine OP to terminate this Agreement and its obligations hereunder, and if Prentiss fails to cure any such matter or satisfy that condition within ten (10) business days after notice thereof from Brandywine OP (or such other time period as may be explicitly provided for herein), Brandywine OP, at its option, may elect (a) to terminate this Agreement, in which event (i) the Deposit, less the Independent Consideration, shall be promptly returned to Brandywine OP, (ii) if the condition which has not been satisfied is a breach of a representation, warranty or covenant known by Prentiss to have been inaccurate or misleading when made, then Prentiss shall be obligated upon demand to reimburse Brandywine OP for Brandywine OP's actual out-of-pocket inspection, financing and other costs related to Brandywine OP's entering into this Agreement, inspecting the Property and preparing for a Closing of the transaction contemplated hereby, including, without limitation, Brandywine OP's attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement and in connection with Brandywine OP's due diligence review, audits and preparation for a Closing up to an aggregate amount equal to $100,000.00; provided, the foregoing shall not limit or include the sums which may be payable by Prentiss pursuant to SECTION 9.6 below, and (iii) all other rights and obligations of Prentiss, PPL and Brandywine OP hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; (b) elect to proceed to Closing; or (c) seek to enforce Prentiss' and PPL's obligations hereunder by specific performance. If Brandywine OP elects to proceed to Closing and there is either a misrepresentation or breach of a warranty by Prentiss or PPL (other than a breach of a representation or warranty of which Brandywine OP had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing) or the breach of a covenant by Prentiss or PPL or a failure by Prentiss or PPL to perform its respective obligations hereunder first discovered by Brandywine OP after the Closing Date, Brandywine OP shall retain all remedies accruing as a result thereof, including, but not limited to, the remedy of specific performance of Prentiss' or PPL's covenants and obligations and the remedy of the recovery of all reasonable damages resulting from Prentiss' or PPL's breach of warranty or covenant. Notwithstanding the foregoing, if the condition which has not been satisfied is a breach of one or more representations and warranties by Prentiss or PPL in this Agreement and/or in any of the other documents executed of even date herewith between Prentiss and Brandywine OP or any of their respective affiliates (the "OTHER DOCUMENTS"), Brandywine OP has elected to proceed to Closing, and Brandywine OP can reasonably quantify the damage resulting from such breach of representations and warranties with reasonable support for such calculation of damages, then (i) if the aggregate damage is no greater than $150,000.00 (the "FIRST THRESHOLD LEVEL"), then neither Prentiss nor PPL shall have any obligation to either cure such breaches of representations and warranties or pay Brandywine OP at Closing in the event Brandywine OP elects to close the transaction described in this Agreement and under the Other Documents; (ii) if such aggregate damage is greater than the First Threshold Level but less than $1,500,000.00, then Prentiss must prior to the Closing Date either cure such breaches of representations and warranties to the reasonable satisfaction of Brandywine OP or Prentiss shall pay Brandywine OP at the Closing an amount equal to the actual damages as reasonably determined by Brandywine OP as aforesaid, less the First Threshold Level; and (iii) in the event the aggregate damages resulting from such breaches of representations and warranties would exceed $1,500,000.00, then Brandywine OP may either (A) terminate this Agreement and the Other Documents, in which event the Deposit (less the Independent Consideration) shall be promptly refunded, or (B) Brandywine OP may close the transaction as described in this Agreement and the Other Documents and Brandywine OP shall be paid by Prentiss the amount of $1,350,000.00, which amount shall be the maximum aggregate amount payable by Prentiss and PPL under the last sentence of SECTION 9.3 of this Agreement and all of the Other Documents.

     9.4 INDEMNIFICATION BY BRANDYWINE OP. Brandywine OP hereby indemnifies and holds Prentiss harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss, whether incurred before or after Closing, as a result of any inaccuracy or breach by Brandywine OP of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Brandywine OP pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Brandywine OP has given Prentiss written notice prior to Closing of the untruth or inaccuracy or of which Prentiss otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing. The provisions of this Section shall survive the Closing of the transaction contemplated hereby for the period described in SECTION 10.11 hereof.

     9.5 DEFAULT BY BRANDYWINE OP/FAILURE OF CONDITIONS PRECEDENT. If any condition set forth herein for the benefit of Prentiss (other than a default by Brandywine OP) cannot or will not be satisfied prior to Closing, and if Brandywine OP fails to satisfy that condition within ten (10) business days after notice thereof from Prentiss (or such other time period as may be explicitly provided for herein), Prentiss may, at its option, elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Brandywine OP and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Brandywine OP defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Brandywine OP fails to cure any such default within ten (10) business days after notice thereof from Prentiss, then Prentiss' sole remedy for such default shall be either (i) to terminate this Agreement and retain the Deposit or (ii) to pursue the remedy of specific performance compelling Brandywine OP to perform its obligations pursuant to the provisions of this Agreement.

     9.6 COSTS AND ATTORNEYS' FEES. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     9.7 LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, except in the case of fraud by either party, the liability of each party hereto resulting from the breach or default by either party shall be limited to actual damages incurred by the injured party and except in the case of fraud by either party, the parties hereto hereby waive their rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this SECTION 9.7 shall survive the Closing of the transaction contemplated hereby.


                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

     10.1 COMPLETENESS; MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto. Any waiver of rights under this Agreement shall be effective only if in writing and duly executed and delivered by the party against whom such waiver is asserted.

     10.2 ASSIGNMENTS. Brandywine OP may assign its rights hereunder without the consent of Prentiss to any affiliate of Brandywine OP, in which event, except as otherwise specified herein, such assignee shall be the "BRANDYWINE OP" hereunder; however, any such assignment shall not relieve the original Brandywine OP of its obligations under this Agreement, including specifically the obligation to close the purchase of the Property in accordance with this Agreement as though there were no assignment.

     10.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.4 DAYS. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "DAY" or "DAYS" shall refer to calendar days and not business days.

     10.5 GOVERNING LAW. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

     10.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     10.7 SEVERABILITY. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10.8 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     If to Brandywine OP: Brandywine Realty Trust
                          14 Campus Boulevard, Suite 100
                          Newtown Square, PA  19073-3780
                          Attn: Brad A. Molotsky, General Counsel
                          Fax No.: 610-325-4628

     If to Prentiss
      and/or PPL:         Prentiss Properties Acquisition Partners, L.P.
                          3860 West Northwest Highway, Suite 400
                          Dallas, Texas  75220
                          Attn.: J. Kevan Dilbeck, General Counsel
                          Fax No.: (214) 350-2409

     With a copy to:      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1700 Pacific Avenue, Suite 4100
                          Dallas, Texas 75201-4675
                          Attn.: Randall M. Ratner, P.C.
                          Fax No.: (214) 969-4343

     If to Escrow Agent:  Chicago Title Insurance Company
                          2001 Bryan Street, Suite 1700
                          Dallas, Texas 75201
                          Attn.: Ellen Schwab
                          Fax No.: (214) 965-1629

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

     10.9 ESCROW AGENT. Escrow Agent referred to in the definition thereof contained in SECTION 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; or
(e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may, if such Escrow Agent so elects, interplead the matter by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

     10.10 INCORPORATION BY REFERENCE. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     10.11 SURVIVAL. All of the representations, warranties, covenants and agreements of Prentiss, PPL and Brandywine OP made in, or pursuant to, this Agreement shall survive Closing through the period ending twelve (12) months thereafter and shall not merge into any document or instrument executed and delivered in connection herewith; provided, however, the covenants in SECTIONS 2.4(b), 6.6 AND 7.6 shall survive for the time periods described in such SECTIONS, and the indemnities in this Agreement and the covenants in SECTIONS
6.9 AND 7.8 shall have an unlimited survival period. In the event a claim for indemnity is asserted in good faith prior to the expiration of the applicable survival period, the claim may be asserted and the indemnity shall continue notwithstanding the expiration of the survival period.

     10.12 FURTHER ASSURANCES. Prentiss and Brandywine OP each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein. Prentiss agrees to promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any of the Exhibits or Schedules hereto.

     10.13 NO PARTNERSHIP. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Prentiss and Brandywine OP specifically established hereby.

     10.14 TIME OF ESSENCE. Time is of the essence with respect to every provision hereof.

     10.15 SIGNATORY EXCULPATION. The signatory(ies) for Prentiss, PPL and Brandywine OP are executing this Agreement in his/their capacity as representative of Prentiss, PPL and Brandywine OP, respectively, and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it. No recourse shall be had for any obligation of Prentiss, PPL or Brandywine OP under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer, partner or employee of Brandywine Realty Trust, Prentiss Properties Trust, Prentiss, PPL or Brandywine OP, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the parties hereto and all parties claiming by, through or under them.

     10.16 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Agreement:

           (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

           (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

           (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

           (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

           (e) As used herein, the term or phrases "EFFECTIVE DATE," "DATE OF THIS AGREEMENT" or "DATE HEREOF" shall mean the first date Escrow Agent is in receipt of this Agreement executed by Prentiss and Brandywine OP.

     10.17 SEC REPORTING (8-K) REQUIREMENTS. For the period of time commencing on the date hereof and continuing through the second anniversary of the Closing Date, and without limitation of other document production otherwise required of Prentiss hereunder, Prentiss shall, from time to time, upon reasonable advance written notice from Brandywine OP, provide Brandywine OP and its representatives, with access to all financial and other information pertaining to the period of the respective Partnership's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of outside, third party accountants (the "ACCOUNTANTS") for Brandywine OP, to enable Brandywine OP and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "COMMISSION"), as applicable; (b) any other rule issued by the Commission and applicable to Brandywine OP or Brandywine Realty Trust ("BRANDYWINE"); and (c) any registration statement, report or disclosure statement filed with the Commission by Brandywine; and a representation letter, signed by the individual(s) responsible for Prentiss' financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Brandywine OP's or Brandywine's financial statements.

     IN WITNESS WHEREOF, Prentiss and Brandywine OP have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                               BRANDYWINE OP:

                               BRANDYWINE  OPERATING  PARTNERSHIP,
                               L.P., a Delaware  limited partnership

                               By: Brandywine Realty Trust, its general partner

                                   By:  /s/ GERARD H. SWEENEY
                                        ---------------------
                                            Gerard H. Sweeney
                                   Name:    Gerard H. Sweeney
                                   Title:   President & CEO

                                   Date of Execution: March 14, 2001

                               PRENTISS:

                               PRENTISS PROPERTIES ACQUISITION
                               PARTNERS, L.P., a Delaware limited partnership

                               By: Prentiss Properties I, Inc., a Delaware
                                   corporation, its general partner


                                   By:  /s/ GERARD H. SWEENEY
                                        ---------------------
                                            Gerard H. Sweeney
                                   Name:    Gerard H. Sweeney
                                   Title:   President & CEO

                                   Date of Execution: March 14, 2001

                               PPL:

                               PRENTISS PROPERTIES LIMITED, INC., a
                               Delaware corporation


                               By:  /s/ THOMAS F. AUGUST
                                    --------------------
                                        Thomas F. August
                               Name:    Thomas F. August
                               Title:   President & CEO

                               Date of Execution: March 14, 2001

                             RECEIPT OF ESCROW AGENT

     Chicago Title Insurance Company, as Escrow Agent, acknowledges receipt of the sum of $100,050.00 by check or by wire transfer, from Brandywine OP as described in SECTION 2.3 of the foregoing Agreement of Purchase and Sale, said check or wire transfer to be held pursuant to the terms and provisions of said Agreement.

     DATED this _____ day of __________, 2001.

                               CHICAGO TITLE INSURANCE COMPANY



                               By:
                                     ----------------------------
                               Name:
                                     ----------------------------
                               Title:
                                     ----------------------------